                                                              EXHIBIT 2.4

                            STOCK PURCHASE AGREEMENT

                                      among

                           SPS PAYMENT SYSTEMS, INC.,

                                       as

                                     SELLER,

                       ALLIANCE DATA SYSTEMS CORPORATION,

                                       as

                                 PURCHASER, and

          SPS COMMERCIAL SERVICES, INC. and ADS NETWORK SERVICES, INC.,
                                as SUBSIDIARIES.

                                  June 8, 1999

                                TABLE OF CONTENTS

                                                                                        PAGE
ARTICLE I.  PURCHASE AND SALE OF SHARES                                                 1
      1.1             Purchase and Sale of Shares                                       1
      1.2             Payment of Purchase Price                                         1
      1.3             Post-Closing Purchase Price Adjustment                            2
      1.4             Closing                                                           3
      1.5             AFCC's, Seller's and the Subsidiaries'Deliveries to Purchaser     3
      1.6             Purchaser's Deliveries to Seller                                  3

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF SELLER                                   4
      2.1             Authority                                                         4
      2.2             No Conflicts; Consents                                            4
      2.3             Organization and Standing                                         5
      2.4             Capital Stock of the Subsidiaries                                 5
      2.5             Subsidiaries'Equity Interests                                     6
      2.6             Business Premises                                                 6
      2.7             Litigation                                                        7
      2.8             Taxes                                                             7
      2.9             Benefit Plans                                                     9
      2.10            Employee and Employee Relations                                   9
      2.11            Compliance, Licenses and Permits                                 10
      2.12            Takeover Statutes                                                10
      2.13            Contracts in Full Force and Effect                               10
      2.14            Brokers, Finders, etc.                                           11
      2.15            Insurance                                                        11
      2.16            Tangible Personal Property                                       12
      2.17            Intentionally Omitted                                            12
      2.18            Guaranties                                                       12
      2.19            Powers of Attorney                                               12
      2.20            Intellectual Property                                            12
      2.21            Warranties and Warranty Claims                                   15
      2.22            Officers and Directors                                           15
      2.23            Books and Records                                                16
      2.24            Certain Payments                                                 16
      2.25            Bank Accounts                                                    16
      2.26            Year 2000                                                        16
      2.27            Service Levels                                                   17
      2.28            Financial Statements                                             17
      2.29            Inventory                                                        18
      2.30            Accounts Receivable                                              18
      2.31            Customers and Suppliers                                          19
      2.32            Relationships with Related Persons                               19
      2.33            Disclosure                                                       19

                                       i


                                                                                      PAGE
      2.34            Absence of Certain Changes; Conduct of Business                  20
      2.35            Undisclosed Liabilities                                          21
      2.36            Conduct of the Business                                          21
      2.37            No Other Representations or Warranties                           21

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF PURCHASER                              22
      3.1             Organization and Standing                                        22
      3.2             Authority                                                        22
      3.3             No Conflicts; Consents                                           22
      3.4             Financial Ability to Perform                                     23
      3.5             Absence of Certain Changes or Events                             23
      3.6             No Other Representations or Warranties                           23

ARTICLE IV.  COVENANTS OF SELLER AND THE SUBSIDIARIES                                  23
      4.1             Access                                                           23
      4.2             Ordinary Conduct                                                 23
      4.3             Assets of ADS Network                                            24
      4.4             Assets of Commercial Services                                    24
      4.5             Assumed Liabilities                                              25
      4.6             Hired Employee Solicitation and Employment                       25
      4.7             Non-Competition by the AFCC Group                                25
      4.8             Consents; Assignability                                          26
      4.9             No Solicitation                                                  26
      4.10            Records Retention                                                26
      4.11            Cease Use of Marks                                               27
      4.12            Confidentiality                                                  27
      4.13            Cooperation Regarding Financial Statements                       27
      4.14            Financial Statements and Reports                                 28
      4.15            Tax Elections                                                    28
      4.16            Supplements to Schedules                                         28

ARTICLE V.  EMPLOYEES AND EMPLOYEE MATTERS                                             29
      5.1             Employment                                                       29
      5.2             Hired Employee Benefits                                          29
      5.3             Employment and Employee Benefits                                 29
      5.4             No Employment Agreements                                         30
      5.5             Employee Benefit Plans Coverage                                  30
      5.6             Employee Service Credit                                          30
      5.7             Pre-Existing Condition Exclusions                                31
      5.8             Medical and Dental                                               31
      5.9             Accrued Vacation Days                                            32
      5.10            401(k) Plans                                                     32
      5.11            Employee Withholding and Reporting                               33
      5.12            Withdrawal from Plans                                            33
      5.13            Employment -  No Third Party Rights                              33
      5.14            Seller Assistance                                                33

                                       ii



                                                                                      PAGE
      5.15            WARN Act                                                         33
      5.16            FleetShare Employees                                             33

ARTICLE VI.  COVENANTS OF PURCHASER                                                    34
      6.1             Regulatory Conditions                                            34
      6.2             Certain Understandings                                           34
      6.3             Commonly-Available Third Party Software Programs                 34
      6.4             Confidentiality                                                  35

ARTICLE VII.  MUTUAL COVENANTS                                                         35
      7.1             Consummation of the Transactions                                 35
      7.2             Publicity                                                        35
      7.3             Antitrust Notification                                           36
      7.4             Confidentiality  Prior to Closing                                36
      7.5             Employee, Customer, Vendor and Supplier Notification             36
      7.6             Further Assurances                                               36
      7.7             Cure for Breach Between Purchaser and Seller of
                      Certain Representations, Warranties and Covenants                36
      7.8             Revenues and Expenses                                            38
      7.9             Post-Closing Reimbursement for Year 2000 Costs                   38

ARTICLE VIII.  CONDITIONS TO CLOSING                                                   40
      8.1             Each Party's Obligations                                         40
      8.2             Seller's and the Subsidiaries'Obligations                        40
      8.3             Purchaser's Obligations                                          41
      8.4             Frustration of Closing Conditions                                43

ARTICLE IX.  TAX MATTERS                                                               43
      9.1             Tax Matters                                                      43

ARTICLE X.  TERMINATION                                                                43
      10.1            Termination Events                                               43
      10.2            Information and Confidentiality                                  43
      10.3            Remedies for Termination                                         44
      10.4            Abandonment                                                      44

ARTICLE XI.  INDEMNIFICATION                                                           44
      11.1            Survival of Representations and Warranties                       44
      11.2            Indemnification by Seller                                        44
      11.3            Indemnification by Purchaser                                     45
      11.4            Conditions of Indemnification Relating to Third Party Claims     45
      11.5            Conditions of Indemnification Relating to Claims that are not
                      Third Party Claims                                               46
      11.6            Limitations on Indemnification                                   47


                                      iii


                                                                                      PAGE
ARTICLE XII.  DISPUTE RESOLUTION                                                       48
      12.1            Negotiation                                                      48
      12.2            Mediation                                                        48
      12.3            Provisional Remedies                                             48

ARTICLE XIII.  MISCELLANEOUS                                                           48
      13.1            No Third-Party Beneficiaries                                     48
      13.2            Amendment or Waiver                                              49
      13.3            Headings                                                         49
      13.4            Counterparts                                                     49
      13.5            Assignment                                                       49
      13.6            Notices                                                          49
      13.7            Entire Agreement                                                 50
      13.8            Severability                                                     50
      13.9            Schedules                                                        50
      13.10           Governing Law                                                    50
      13.11           Expenses                                                         50
      13.12           Remedies for Breach                                              51


Table of Schedules and Exhibits                                                         v
Table of Definitions                                                                  vii

                         TABLE OF SCHEDULES AND EXHIBITS

Schedule 2.2               Conflicts, Consents
Schedule 2.4               Warrants, Options, etc.
Schedule 2.6(a)            Riverwoods Lease Documents
Schedule 2.7               Litigation
Schedule 2.8(b)            State Where Tax Returns Required
Schedule 2.8(c)            Extension of Tax Statutes of Limitations and Tax Sharing Agreements
Schedule 2.8(d)            Exceptions to Required Tax Returns
Schedule 2.8(e)            Joint Ventures, Partnerships and Other Arrangements
Schedule 2.10              Employee Incentive, Bonus Obligations
Schedule 2.11              License Exceptions
Schedule 2.13(a)           List of Contracts Related to Business
Schedule 2.13(b)           Parties Terminating Agreements
Schedule 2.13(c)           Agreements Not Valid
Schedule 2.16              Equipment Liens and Taxes
Schedule 2.18              Outstanding Guaranties Issued by Subsidiaries
Schedule 2.19              Powers of Attorney Issued by Subsidiaries
Schedule 2.20(a)           Software Products
Schedule 2.20(d)           Encumbrances on Intellectual Property Assets
Schedule 2.20(e)           Patents
Schedule 2.20(f)           Marks
Schedule 2.20(g)           Copyrights
Schedule 2.20(i)           Software Products Sold or Licensed to Third Parties
Schedule 2.20(k)           Internet Assets
Schedule 2.21              Product /Services Warranties to Third Parties
Schedule 2.22              Officers and Directors of Subsidiaries
Schedule 2.28(b)           Pro Forma Income Statements of the Business
Schedule 2.30              FleetShare Accounts Receivable
Schedule 2.31              Material Customers
Schedule 2.32              Related Persons
Schedule 2.34              Conduct of Business
Schedule 2.35              Undisclosed Liabilities
Schedule 2.36              Excluded Assets
Schedule 3.3               Conflicts or Consents Needed
Schedule 4.2               Ordinary Conduct Exceptions
Schedule 4.2(c)            Contracts not to be Terminated, Etc.
Schedule 4.3               Assets Transferred to ADS Network
Schedule 4.4               Commercial Services Assets
Schedule 4.5(a)            ADS Network Assumed Obligations
Schedule 4.5(b)            Commercial Services Assumed Obligations
Schedule 5.1               Employees
Schedule 5.2               Severance Pay Formula and Definition of Termination for Cause
Schedule 5.14              Payroll Data
Schedule 5.16              FleetShare Employees


                                       v


Exhibit A                  Form of Interim Services Agreement
Exhibit B                  Form of Gray Lease
Exhibit C                  Form of Riverwoods Sublease
Exhibit D                  Form of Services Agreement
Exhibit E                  Form of Assumption Agreement
Exhibit F                  Form of Tax Cooperation and Indemnification Agreement
Exhibit G                  Form of Master Agreement for Systems Operations Services

                              TABLE OF DEFINITIONS

                                                                                                            SECTION
Accounts.......................................................................................................2.30
Active Employees................................................................................................5.1
ADS Network................................................................................................Preamble
ADS Network Assumed Obligations.................................................................................4.5
AFCC............................................................................................................1.5
AFCC Group......................................................................................................4.6
AFCC Letter Agreement..........................................................................................13.7
Affiliate.......................................................................................................3.3
Agreement..................................................................................................Preamble
Assumed Liabilities.............................................................................................4.5
Assumption Agreement....................................................................................1.5(g); 4.5
Audit........................................................................................................2.8(a)
Balance Sheet...............................................................................................2.28(a)
Benefit Plans...................................................................................................2.9
Business...................................................................................................Recitals
Business Records...............................................................................................4.10
Claims.........................................................................................................11.2
Closing.........................................................................................................1.4
Closing Balance Sheet........................................................................................1.3(a)
Closing Date....................................................................................................1.4
COBRA........................................................................................................5.8(c)
Code.........................................................................................................2.8(a)
Commercial Services........................................................................................Preamble
Commercial Services Retained Obligations........................................................................4.5
Confidentiality Agreement...................................................................................4.12(c)
Contracts...................................................................................................2.13(a)
Controlled Group ...............................................................................................2.9
Critical Asset..................................................................................................7.7
Critical Remediation............................................................................................7.9
Copyrights..................................................................................................2.20(b)
Date Handling..................................................................................................2.26
Disputed Matters................................................................................................7.9
DOJ.............................................................................................................7.3
Employees.......................................................................................................5.1
Encumbrances....................................................................................................1.1
ERISA...........................................................................................................2.9
FleetShare Accounts Receivable.................................................................................2.30
FleetShare Business........................................................................................Recitals
FleetShare Employees...........................................................................................5.16
FleetShare Services Termination Date...........................................................................5.16
FMLA............................................................................................................5.1
Former Employee.................................................................................................5.1


                                        vii



FTC.............................................................................................................7.3
GAAP.........................................................................................................1.3(a)
Governmental Entity.............................................................................................2.2
Gray Lease...........................................................................................1.5(g); 2.6(b)
Group........................................................................................................2.8(a)
Hired Employees ................................................................................................5.1
HSR Act.........................................................................................................1.4
IBM Contract.................................................................................................1.5(g)
Inactive Employees..............................................................................................5.1
Indemnified Party...........................................................................................11.4(a)
Indemnifying Party..........................................................................................11.4(a)
Intellectual Property Assets................................................................................2.20(b)
Independent Consultant..........................................................................................7.9
Interim Balance Sheet.......................................................................................2.28(a)
Interim Services Agreement...................................................................................1.5(g)
Internet Assets.............................................................................................2.20(k)
Inventory......................................................................................................2.29
IRS..........................................................................................................2.8(a)
Legal Requirements..............................................................................................2.4
Liabilities....................................................................................................11.2
Marks.......................................................................................................2.20(b)
Master Agreement ............................................................................................1.5(g)
Material Adverse Effect.........................................................................................2.2
Material Customer..............................................................................................2.31
Material Interest..............................................................................................2.32
Network Services Business..................................................................................Recitals
Patents.....................................................................................................2.20(b)
Permit..........................................................................................................2.2
Person..........................................................................................................2.5
Plan...........................................................................................................2.26
Post-Closing Remediation........................................................................................7.9
Post-Closing Testing............................................................................................7.9
Post Closing Testing Costs......................................................................................7.9
Prior Service...................................................................................................5.6
Project Costs...................................................................................................7.9
Proprietary Software Products...............................................................................2.20(i)
Purchase Price..................................................................................................1.2
Purchaser..................................................................................................Preamble
Purchaser's Basket..........................................................................................11.6(c)
Purchaser's 401(k) Plan.........................................................................................5.6
Related Person.................................................................................................2.32
Representatives................................................................................................4.12
Riverwoods Lease.....................................................................................1.5(g); 2.6(a)
Riverwoods Sublease..................................................................................1.5(g); 2.6(a)
Seller.....................................................................................................Preamble
Seller's Basket.............................................................................................11.6(b)

                                       viii



Seller's DCA.................................................................................................5.8(d)
Seller's FSA.................................................................................................5.8(d)
Seller's 401(k) Plans..........................................................................................5.10
Services Agreement...........................................................................................1.5(g)
Shares.....................................................................................................Recitals
Software Products...........................................................................................2.20(a)
SPS Retained Liabilities........................................................................................4.5
Subsidiary or Subsidiaries.................................................................................Recitals
Tax or Taxes.................................................................................................2.8(a)
Tax Return...................................................................................................2.8(a)
Third Party Claims.............................................................................................11.4
Trade Secrets...............................................................................................2.20(b)
Transaction Documents...........................................................................................6.2
Treasury Regulations.........................................................................................2.8(a)
WARN Act.......................................................................................................5.15

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement, dated as of June 8, 1999 (this "Agreement"), is by and among SPS Payment Systems, Inc., a Delaware corporation ("Seller"), Alliance Data Systems Corporation, a Delaware corporation ("Purchaser"), SPS Commercial Services, Inc., a Delaware corporation ("Commercial Services"), and ADS Network Services, Inc., a Delaware corporation ("ADS Network").

                                    RECITALS

         A. Seller, through its Network Services Division, is engaged in the business of conducting the electronic processing of point-of-sale transactions including POS device management, authorization, data capture, reporting and routing for settlement of credit and debit transactions and selling and providing servicing support for various POS equipment (collectively, the "Network Services Business"). Seller, through its Commercial Services subsidiary, is engaged in the business of operating a fleetcard service including new account processing, customer service, collections, accounts receivable, receivables financing, statement production, remittance, and fleet management reporting (collectively, the "FleetShare Business"). Prior to the Closing, Seller will have transferred all of the assets it uses primarily to conduct the Network Services Business and certain of the liabilities of the Network Services Business and the FleetShare Business (collectively, the "Business") to ADS Network and Commercial Services (collectively, the "Subsidiaries"). At Closing, the Subsidiaries will own and operate the Business.

         B. Seller owns all of the issued and outstanding shares of capital stock of the Subsidiaries (collectively, the "Shares").

         C. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the Shares upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.

                           PURCHASE AND SALE OF SHARES

         1.1 PURCHASE AND SALE OF SHARES . Upon the terms and subject to the conditions contained herein, on the Closing Date (as hereinafter defined), Seller will sell, convey, transfer, assign and deliver to Purchaser the Shares free and clear of all security interests, liens, adverse claims, charges and encumbrances (collectively, the "Encumbrances"), and Purchaser will purchase the Shares from Seller.

         1.2 PAYMENT OF PURCHASE PRICE . On the Closing Date Purchaser shall deliver to Seller by electronic wire transfer to a bank account designated in writing by Seller at least two business days prior to the Closing Date, in immediately available funds, the sum of $170,000,000, subject to adjustment as specified in Section 1.3 below (as adjusted, the "Purchase Price").

         1.3        POST-CLOSING PURCHASE PRICE ADJUSTMENT .

         (a) PREPARATION OF CLOSING BALANCE SHEET. As soon as practicable following the Closing Date, but in no event later than 30 days after the Closing, Seller shall deliver to Purchaser a balance sheet of the Business as of the Closing Date (the "Closing Balance Sheet") prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied without giving effect to the transfer of assets to the Subsidiaries or the sale of Stock contemplated by this Agreement. The Closing Balance Sheet or explanatory notes shall identify as separate items the following: (i) the value of the Inventory (as hereinafter defined) and (ii) the value of the FleetShare Accounts Receivable (as hereinafter defined) and all allowances for doubtful accounts relating thereto. The Closing Balance Sheet shall be accompanied by a certificate signed by an officer of Seller certifying (i) that as of December 31, 1998, $3,919,487 was the amount of the FleetShare Accounts Receivable net of all reserves, (ii) the reserves for the FleetShare Accounts Receivable as of that date represented 1.047% of the FleetShare Accounts Receivable, (iii) that as of December 31, 1998, $844,648 was the amount of the Inventory of the Business, and (iv) that the Closing Balance Sheet and the certification of the FleetShare Accounts Receivable and the Inventory described in (i) and (iii) of this sentence: (x) were prepared in accordance with GAAP consistently applied, subject to normal recurring year end adjustments (which will not individually or in the aggregate have a Material Adverse Effect (as hereinafter defined)) and the absence of notes and (y) fairly reflects the assets and liabilities of the Business as of December 31, 1998 or the Closing Date, respectively. In the event that Purchaser shall disagree with amounts specified on the Closing Balance Sheet for the FleetShare Accounts Receivable, reserves related thereto or the Inventory, Purchaser shall notify Seller of the matters with which it disagrees within 15 days of Purchaser's receipt of the Closing Balance Sheet and the parties shall use their best efforts to promptly resolve any differences. If the parties are unable to resolve any disagreements that they may have within 30 days following Purchaser's giving of notice of its disagreement to Seller, then Seller and Purchaser shall use the dispute resolution mechanism established in Article XII.

         (b) POST-CLOSING ADJUSTMENTS TO THE PURCHASE PRICE. The amounts shown for the FleetShare Accounts Receivable less related reserves and the Inventory of the Business on the Closing Balance Sheet shall be compared to the comparable items as set forth below. If the amount shown for FleetShare Accounts Receivable on the Closing Balance Sheet less allowance for doubtful accounts (calculated by multiplying the amount shown for FleetShare Accounts Receivable (gross of reserves) on the Closing Balance Sheet by 1.047%) is larger than $3,919,487, Purchaser shall pay the excess to Seller. If the reverse is true, Seller shall pay the difference to Purchaser. If the amount shown for Inventory on the Closing Balance Sheet is larger than $844,648, Purchaser shall pay the excess to Seller. If the reverse is true, Seller shall pay the difference to Purchaser. In the event Seller shall owe Purchaser for one line item and Purchaser shall owe Seller for the other, the payments may be offset and the party owing the balance shall pay such amount to the other. All undisputed amounts shall be made by check or wire transfer within 10 days of the delivery of the Closing Statement. All disputed amounts will be paid by check or wire transfer within 10 days of the parties' ultimate agreement upon the amounts of FleetShare Accounts Receivable and Inventory as shown on the Closing Balance Sheet.

         1.4 CLOSING . Upon the terms and subject to the conditions hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place at Dallas, Texas on July 1, 1999, or three (3) business days after expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), whichever is later, or such other place and/or time as Seller and Purchaser may agree (the "Closing Date").

         1.5 AFCC'S, SELLER'S AND THE SUBSIDIARIES' DELIVERIES TO PURCHASER . At Closing, Associates First Capital Corporation, a Delaware corporation ("AFCC"), Seller and the Subsidiaries shall deliver to Purchaser the instruments and items set forth below:

         (a) Stock certificates representing the Shares, registered in the name of Seller, duly endorsed in blank or accompanied by duly executed stock powers;

         (b) A certificate of Seller and each Subsidiary's Secretary or an Assistant Secretary certifying resolutions adopted by the Board of Directors of Seller and each Subsidiary authorizing and approving the execution, delivery and performance of this Agreement and the other documents to be delivered by Seller and such Subsidiary in connection with this Agreement and, in the case of Seller, the transfer of the Shares to Purchaser pursuant to this Agreement;

         (c) The written resignations of the directors of the Subsidiaries, effective upon Closing;

         (d) The stock books, stock ledgers, minute books, and corporate seals of the Subsidiaries;

         (e) All Certificates of AFCC's, Seller's and the Subsidiary's officers required under or in connection with this Agreement;

         (f) Any updates of Schedules pursuant to Section 4.16, which shall be dated as of a date not more than two days prior to the Closing Date and certified by Seller's and each Subsidiary's Secretary or an Assistant Secretary;

         (g) Duly executed Interim Services Agreement, Gray Lease, Riverwoods Sublease, Services Agreement, Assumption Agreement, Tax Cooperation and Indemnification Agreement and Master Agreement for Systems Operations Services (the "Master Agreement") relating to the IBM Contract (as defined in the Master Agreement), which documents shall be in the forms attached hereto as Exhibits A, B, C, D, E, F, and G respectively; and

         (h) All other documents, certificates, instruments, agreements and writings required to be delivered by AFCC, Seller or either Subsidiary on or before the Closing Date pursuant to this Agreement.

         1.6 PURCHASER'S DELIVERIES TO SELLER . At Closing, Purchaser shall deliver to Seller, or cause the delivery to Seller of, the following instruments and items:

         (a)      The Purchase Price;

         (b) A certificate of Purchaser's Secretary or an Assistant Secretary certifying resolutions of the Board of Directors of Purchaser authorizing and approving the execution, delivery, and performance of this Agreement;

         (c) All certificates of Purchaser's officers required under or in connection with this Agreement;

         (d) Duly executed Interim Services Agreement, Gray Lease, Riverwoods Sublease, Services Agreement, Tax Cooperation and Indemnification Agreement and Master Agreement in the forms attached hereto as Exhibits A, B, C, D, F and G respectively; and

         (e) All other documents, certificates, instruments, agreements and writings required to be delivered by the Purchaser on or before the Closing Date pursuant to this Agreement.


                                   ARTICLE II
                ARTICLE REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser as follows:

         2.1 AUTHORITY . Seller and each Subsidiary have the corporate power and authority to execute this Agreement and all documents, instruments and agreements required to be executed by Seller or either Subsidiary pursuant hereto and to consummate the transactions contemplated hereby or thereby. Prior to Closing, the execution and delivery of this Agreement and all documents, instruments and agreements required to be executed by Seller or either Subsidiary pursuant hereto or thereto, and the performance by Seller or either Subsidiary of its obligations hereunder or thereunder, have been duly authorized by the respective Board of Directors of Seller and the Subsidiaries and no further corporate action is necessary on the part of Seller or either Subsidiary. This Agreement and all documents, instruments and agreements required to be executed by Seller or either Subsidiary pursuant hereto have been duly executed and delivered by Seller and the Subsidiaries and constitute valid and legally binding obligations of Seller and the Subsidiaries, enforceable against them in accordance with their respective terms subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific) and similar laws relating to creditors' rights generally, and general principles of equity regardless of whether such enforcement is sought in a proceeding in equity or at law.

         2.2 NO CONFLICTS; CONSENTS . Except as set forth on Schedule 2.2, neither the execution and delivery of this Agreement by Seller or either Subsidiary, nor the execution and delivery of any other documents, instruments and agreements required to be executed and delivered by Seller or either Subsidiary pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of first refusal, right of termination, cancellation or acceleration or similar right relating to any obligation or to loss of a benefit under any provision of (a) the respective certificates of incorporation or by-laws of Seller or either Subsidiary, (b) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Seller or either Subsidiary is a party or by which any of them or any of their respective properties or assets is bound or (c) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to Seller or either Subsidiary or any of their respective properties or assets, in the case of (b) and (c) above, except for any such conflict, violation, default or right which would not reasonably be expected to have a material adverse effect on the business, assets, financial condition, or results of operations of the Subsidiaries taken as a whole (a "Material Adverse Effect"). No consent, approval, license, permit, order or authorization of, or registration, declaration or filing (each, a "Permit") with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other regulatory or self-regulatory body or association (each, a "Governmental Entity") is required to be obtained or made by Seller or the Subsidiaries in connection with the consummation of the transactions contemplated hereby other than (x) compliance with and filings under the HSR Act, (y) as set forth on Schedule 2.2, and (z) with respect to the Network Services Business, those the failure of which to make or obtain would not have a Material Adverse Effect.

         2.3 ORGANIZATION AND STANDING . Each of Seller and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Seller and each of the Subsidiaries has all requisite corporate power and authority to carry on its respective business as presently conducted and to own, lease and operate its respective properties and assets as currently owned, leased and operated, and each is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it, or where the nature of the business conducted by it, make such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

         2.4 CAPITAL STOCK OF THE SUBSIDIARIES . The authorized capital stock of ADS Network consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable and are owned by Seller free and clear of any Encumbrances. The authorized capital stock of Commercial Services consists of 1,000 shares of capital stock, par value $.01 per share, of which 1,000 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable and are owned by Seller free and clear of any Encumbrances. Except for the Shares, there are no shares of capital stock or other equity securities of either Subsidiary outstanding. None of the Shares have been issued in violation of any orders, constitutions, laws, ordinances, principles of common law, regulations, rules, statutes and treaties (collectively, "Legal Requirements"), or in violation of, or are subject to, any purchase option, call, right of first refusal or preemptive, subscription or similar right. Except as set forth on Schedule 2.4, there are no outstanding warrants, options, rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (a) pursuant to which Seller or either Subsidiary, is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of such Subsidiary or (b) that give any Person (as hereinafter defined) the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of such Subsidiary. Upon delivery to Purchaser at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Purchaser, and upon Seller's receipt of the Purchase Price, Purchaser will acquire title to the Shares, free and clear of any Encumbrances. No legend (other than a restricted securities legend) or other reference to any purported Encumbrance appears upon any certificate representing equity securities of either Subsidiary.

         2.5 SUBSIDIARIES' EQUITY INTERESTS . The Subsidiaries do not own, directly or indirectly, any capital stock of or other equity interests in any corporation, partnership, limited liability partnership, limited liability company, joint venture, association, trust, unincorporated organization or any other entity (collectively, together with any individual, "Person").

          2.6     BUSINESS PREMISES .

         (a) Seller is a party to a lease (the "Riverwoods Lease") covering the premises at 2500 Lake Cook Road, Riverwoods, Illinois 60015, which is used, in part, in connection with the Business. Schedule 2.6(a) contains a complete and accurate list of the Riverwoods Lease, all amendments thereto, and all other material documents relating to the Riverwoods Lease, true copies of which documents have been previously made available to Purchaser. Except as set forth in Schedule 2.6(a), (i) the Riverwoods Lease is in full force and effect, constitutes the legal, valid and binding obligation of, and is enforceable against, Seller and, to the knowledge of Seller, each other Person that is a party thereto, in accordance with its terms, (ii) Seller has not received any written notice from the lessor under the Riverwoods Lease of the termination thereof, and (iii) there is no default (including any failure by Seller to make timely payments to the lessor in accordance with the terms of the Riverwoods Lease) or event which, with notice or lapse of time, or both, would constitute a default on the part of Seller (nor, to the knowledge of Seller, on the part of any other party thereto). Seller will have entered into a written sublease with ADS Network in the form attached hereto as Exhibit C (the "Riverwoods Sublease") covering the portion of the Riverwoods, Illinois premises used in connection with the Business, effective as of the Closing Date. At Closing, the Riverwoods Sublease will be in full force and effect. Seller will have transferred to ADS Network at Closing, good and valid title to the leasehold estate in the premises demised under the Riverwoods Sublease free and clear of any Encumbrance. The Riverwoods Sublease will cover substantially all the properties that Seller and the Subsidiaries currently use to operate the Business (other than the Gray Lease, defined below, and off-site storage facilities). The Riverwoods, Illinois premises is not, to the knowledge of Seller subject to: any requisition, closing or demolition order; any notice of enforcement orders, abatement notices or declarations given by a Governmental Entity that has not been complied with; any order or agreement with a planning authority regulating use or development thereof which would have a material adverse effect on the Business currently conducted on that property; or any material dispute with any Person relating to the property or its use. The Riverwoods Lease complies, and the Riverwoods Sublease will comply, with all material and applicable Governmental Entity Legal Requirements.

         (b) Seller owns the premises located at 104 Sunset Drive, Gray, Tennessee 37615, which is used in connection with the Business, and Seller has the right and power to lease all or part of such premises. Seller will have entered into a lease with ADS Network in the form attached hereto as Exhibit B (the "Gray Lease") covering the Gray, Tennessee premises used in connection with the Business, effective as of the Closing Date. At Closing, the Gray Lease will be in full force and effect. Seller will have transferred to ADS Network at Closing, good and valid title to the leasehold estate in the premises demised under the Gray Lease free and clear of any Encumbrance. The Gray Lease will cover substantially all the properties that Seller and the Subsidiaries currently use to operate the Business (other than the Riverwoods Sublease, defined above, and off-site storage facilities). The Gray, Tennessee premises is not, to the knowledge of Seller, subject to: any requisition, closing or demolition order; any notice of enforcement orders, abatement notices or declarations given by a

Governmental Entity that has not been complied with; any order or agreement with a planning authority regulating use or development thereof which would have a material adverse effect on the Business currently conducted in that property; or any material dispute with any Person relating to the property or its use. The Gray Lease will comply with all material and applicable Legal Requirements.

         2.7 LITIGATION . Except as disclosed on Schedule 2.7, there is no suit, action or proceeding pending or, to the knowledge of Seller or either Subsidiary, threatened against Seller relating to the Business, or against either Subsidiary. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Seller or either Subsidiary which has had or is reasonably likely to have a Material Adverse Effect.

         2.8      TAXES .

         (a) For purposes of this Agreement, (i) "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, income, profits, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any other federal, territorial, state, local or other taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments; (ii) "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes; (iii) "IRS" shall mean the United States Internal Revenue Service; (iv) "Treasury Regulations" shall mean the Treasury Regulations promulgated under the Code; (v) "Group" shall mean, individually and collectively, (A) the Subsidiaries, (B) Seller,
(C) AFCC, and (D) any individual, trust, corporation, partnership or any other entity as to which either one or both of the Subsidiaries is liable for Taxes incurred by such individual or entity either (x) as a transferee, (y) pursuant to Treasury Regulations Section 1.1502-6, or (z) pursuant to any other provision of federal, territorial, state, local or foreign law or regulation; (vi) "Audit" shall mean any audit or inquiry, assessment of Taxes, reassessment of Taxes, or other examination by any taxing authority or any judicial or administrative proceedings or appeal of such proceedings; and
(vii) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (b) In the last five years, the only jurisdictions where the Subsidiaries have filed (or had filed on their behalf) any income Tax Returns are with the Federal government of the United States and with those States set forth on Schedule 2.8(b).

         (c) As of the date hereof and at Closing, except as set forth on Schedule 2.8(c): (i) all Tax Returns required to be filed by or on behalf of the members of the Group with respect to any period ending on or prior to the date hereof or the Closing Date, as the case may be, have been duly filed on a timely basis and such Tax Returns are true, complete and correct in all material respects; (ii) all Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis; (iii) there are no liens for Taxes upon any shares of the stock or assets of the Subsidiaries, except for statutory liens for current Taxes not yet due; (iv) the Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes except where the failure to so comply would not have a Material Adverse Effect; and have, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws; (v) there are no Audits or other administrative proceedings or court proceedings pending with regard to any Taxes or Tax Returns of the Subsidiaries, and neither Seller nor the Subsidiaries have received notice of any pending Audits or proceedings, in each case, except those which would not have a Material Adverse Effect; (vi) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against any of the Subsidiaries; (vii) none of the Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes; and (viii) no power of attorney has been executed by any of the Subsidiaries with respect to any matter relating to Taxes which is currently in force.

         (d) TAX RETURNS FURNISHED. Purchaser has been furnished by Seller or the Subsidiaries true and correct copies, as such may exist, of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by the Subsidiaries or on behalf of the Subsidiaries relating to Taxes, and (ii) all federal, state and local income or franchise Tax Returns for the Subsidiaries for all periods ending after 1993. Except as set forth on Schedule 2.8(d), each Subsidiary has never been a member of an affiliated group filing consolidated returns other than as a group of which AFCC, the Subsidiaries and Seller were the only members. Neither one of the Subsidiaries does business or derives income from any state, local, territorial or foreign taxing jurisdiction other than those for which all Tax Returns for all periods ending after 1993 have been furnished to Purchaser. No claim has ever been made in writing to AFCC, Seller or any Subsidiary by a taxing authority in a jurisdiction where the Subsidiaries do not file Tax Returns that either entity is or may be subject to taxation by that jurisdiction.

         (e) TAX ELECTIONS AND SPECIAL TAX STATUS. As of the date hereof and at Closing, except as set forth on Schedule 2.8(e): (i) neither of the Subsidiaries is a party to any safe harbor lease within the meaning of
Section 168(f)(8) of the Code as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982; (ii) neither of the Subsidiaries has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Subsidiaries pursuant to Section 280G of the Code; (iii) none of the assets of either of the Subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Code; (iv) none of the assets of either of the Subsidiaries is property which is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code; (v) none of the assets of either of the Subsidiaries directly or indirectly secures any debt, the interest on which is tax-exempt pursuant to Section 103(a) of the Code; (vi) neither Subsidiary has any liability for the Taxes of any Person (other than such Subsidiary) either (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise; (vii) Seller is not and will not be a "foreign person" (as that term is defined in Section 1445 of the Code); (viii) neither of the Subsidiaries has a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country;
(ix) except as set forth in Schedule 2.8(e), neither of the Subsidiaries is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income Tax purposes; and
(x) neither Subsidiary owns shares of stock or other equity ownership interests in any corporation or other entity taxable as an association for federal income tax purposes.

         (f) SECTION 338 ELECTION. AFCC has the authority to make a joint election under Code Section 338(h)(10) and similar state elections with respect to the purchase of the Shares of the Subsidiaries by Purchaser as contemplated by this Agreement.

         2.9 BENEFIT PLANS . For purposes of this Agreement, "Benefit Plans" means each bonus, incentive compensation, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option or other stock-based compensation, severance or termination benefits, supplemental unemployment benefits, salary continuation, salary in lieu of notice, hospitalization or other medical, life or other insurance plan or retiree medical or retiree life insurance plan relating to Seller's and the Subsidiaries' businesses, employees, officers or directors, including any policy, plan, program or agreement that provides for the payment of similar benefits including all plans that are "employee welfare benefit plans" or "employee pension benefit plans" as such terms are defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained, sponsored or contributed to by Seller, either Subsidiary, any Affiliate (as hereinafter defined) of them or any member of their Controlled Group or under which Seller, either Subsidiary, any Affiliate of them or any member of their Controlled Group has any present or future obligations or liability on behalf of the Employees, Former Employees or their dependents or beneficiaries. For purposes of this Agreement, "Controlled Group" shall mean with respect to Seller and the Subsidiaries, each Person which together with Seller and the Subsidiaries is treated as a single employer under Sections 414(b), (c), (m) and (o) of the Code. The Subsidiaries do not have any employees.

         All contributions made or required to be made by the Subsidiaries under any Benefit Plan meet the requirements for deductibility under the Code in all material respects, and all contributions that are required to have been made or to be made by the Subsidiaries prior to the Closing have been made or will be made prior to the Closing.

         Neither Subsidiary has sponsored or contributed to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). No event or condition has occurred in connection with which either Subsidiary is or could be subject to any material Liability or any Encumbrance or lien with respect to any Benefit Plan under ERISA, the Code or any other applicable law or under any agreement or arrangement pursuant to or under which either Subsidiary is required to indemnify any Person against such liability.

         2.10     EMPLOYEE AND EMPLOYEE RELATIONS .

                  Except as set forth on Schedule 2.10, neither Subsidiary is a to or subject to, or directly or indirectly liable under, any incentive, bonus or commission plan or similar arrangement or understanding for the benefit of any current or former officer, director or employee of Seller or either Subsidiary or any deferred compensation, severance, retention or employment contract or similar arrangement or understanding with any such officer, director or employee (whether written or oral), that is not terminable at will by Seller or either Subsidiary and that in any event could result in liability of or an obligation against Purchaser or either Subsidiary following the Closing. Except as set forth on Schedule 2.10 or as otherwise expressly provided in this Agreement, no officer, director or employee of Seller or either Subsidiary shall be entitled to any severance pay or retention pay or bonus from Purchaser or either Subsidiary solely as a result of the consummation of the transactions contemplated hereby.

         2.11 COMPLIANCE, LICENSES AND PERMITS . Seller and its Subsidiaries each has complied in all material respects with all Legal Requirements including, without limitation, all consumer protection laws and regulations. Except as set forth on Schedule 2.11, Seller and the Subsidiaries each has all Permits necessary to permit Seller and the Subsidiaries to conduct the Business as now being conducted, other than such Permits which, individually or in the aggregate, with respect to the Network Services Business, if not obtained, would not have a Material Adverse Effect. Except as set forth on Schedule 2.11, each such Permit is in good standing and there is no proceeding pending or, to the Seller's and each Subsidiary's knowledge, threatened, to revoke or limit any of them.

         2.12 TAKEOVER STATUTES . No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to Seller or either Subsidiary is applicable to the transaction contemplated hereby (including, without limitation, Section 203 of the General Corporation Law of the State of Delaware).

         2.13     CONTRACTS IN FULL FORCE AND EFFECT .

         (a) Schedule 2.13(a) sets forth a complete and accurate list of each contract or agreement relating to the Business as to which the Subsidiaries will be bound by or subject to at Closing as a result of Sections 4.3, 4.4, and 4.5:

                  (i) pursuant to which Seller or either Subsidiary has been engaged by any other Person to provide any products or services in connection with the Business;

                  (ii) pursuant to which Seller or either Subsidiary purchases or otherwise acquires any products or services from any other Person in connection with the Business with an annualized anticipated expense of more than $25,000;

                  (iii) pursuant to which Seller or either Subsidiary leases any of the assets used by Seller or either Subsidiary to operate the Business;

                  (iv) that contains covenants or other provisions limiting the freedom of Seller to compete with the Business, or limiting the freedom of either Subsidiary to compete in any line of business or with any Person or in any area;

                  (v) pursuant to which Seller or either Subsidiary licenses (either as a licensor or licensee), obtains or possesses any rights with respect to, or that otherwise relates to, Intellectual Property Assets (as defined below);

                  (vi) evidencing or relating to any Encumbrance on any asset used by Seller or either Subsidiary to operate the Business;

                  (vii) evidencing or relating to any employment, consulting, bonus, commission, severance, non-compete or confidentiality agreement or arrangement (or any other agreement with Employees or consultants); or

                  (viii) that would have a Material Adverse Effect in the event of termination or default of the contract or agreement (the contracts and agreements listed in (i) - (viii) collectively, the "Contracts").

At Closing, the Subsidiaries will hold all of Seller's rights, title and interests under the Contracts.

         (b) Seller and the Subsidiaries will make available to Purchaser a complete and accurate copy of each Contract as presently in effect, and, except as listed Schedule 2.13(b), neither Seller nor either Subsidiary has received any written notice from any party to any such Contract of the termination or threatened termination thereof.

         (c) Except as expressly set forth in Schedule 2.13(c), all Contracts are valid and binding, and are in full force and effect and are enforceable against Seller or the Subsidiaries in accordance with their terms and, to the knowledge of Seller and either Subsidiary, are enforceable against the other parties thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting creditors' rights and by general equitable principles. Neither Seller nor either Subsidiary has received notice of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements except as disclosed on Schedule 2.13(c). Except as set forth in Schedule 2.13(c), each of the Contracts may be assigned by Seller to ADS Network or Commercial Services without the consent or approval of any other Person and, upon consummation of the transactions contemplated by this Agreement and by the other documents, instruments and agreements required to be executed and delivered by Seller or either Subsidiary pursuant hereto, will remain in full force and effect and will not create a right of any other Person that is a party thereto to terminate such Contract based upon such transactions.

         2.14 BROKERS, FINDERS, ETC. Except for Salomon Smith Barney Inc., Seller is not subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement. Neither Subsidiary has or will pay any costs or expenses including, without limitation, investment advisors, brokers, accountant and attorneys' fees, for services rendered as a result of or in connection with the preparation, negotiation, execution or performance of this Agreement. Any such costs and expenses incurred by either Subsidiary shall be paid by Seller.

         2.15 INSURANCE . Seller and/or the Subsidiaries are and, until Closing, will be covered by the policies of insurance (including fidelity bonds) that, in respect of amounts, types and risks insured, management reasonably believes to be adequate for the Business (which policies are in full force and effect). Upon request, Seller and the Subsidiaries shall provide to Purchaser copies of such insurance policies.

         2.16     TANGIBLE PERSONAL PROPERTY . Except as listed in Schedule
2.16 and except for liens for Taxes not yet due and payable, Seller or either Subsidiary currently owns or leases, and at Closing the Subsidiaries will own or lease, free and clear of all Encumbrances, all tangible personal property which Seller and the Subsidiaries use primarily to conduct the Business as presently conducted. Such tangible personal property has been and will be maintained in good condition (ordinary wear and tear excepted) as to permit Seller and each Subsidiary to conduct the Business as presently conducted.

         2.17     INTENTIONALLY OMITTED .

         2.18 GUARANTIES . Except as set forth on Schedule 2.18, no Subsidiary is a guarantor or is otherwise liable for any liability or obligation (including indebtedness) of any other Person.

         2.19 POWERS OF ATTORNEY . Schedule 2.19 contains a complete and accurate list of each power of attorney granted to any Person by either Subsidiary or by Seller with regard to the Business.

         2.20     INTELLECTUAL PROPERTY .

                  (a) The term "Software Products" means the currently distributed versions and all earlier and predecessor versions, and versions presently in development, of computer programs developed by Seller or one of the Subsidiaries relating to the Business as listed on
         Schedule 2.20(a), which term also includes source and object code versions and associated documentation, and all other computer programs (other than miscellaneous commonly-available third-party software) used primarily in connection with the Business.

                  (b) The term "Intellectual Property Assets" includes:

                           (i) the name "FleetShare" and all fictional business
              names, trading names, registered and unregistered trademarks, service marks, and applications therefor owned, used or licensed by Seller or either Subsidiary primarily in connection with the Business excluding any name using "SPS" or any derivation thereof (collectively, "Marks");

                           (ii) all patents, patent applications, provisional
              patent applications, continuations, continuations in part, and inventions and discoveries that may be patentable owned or licensed by Seller or either Subsidiary primarily in connection with the Business (collectively, "Patents");

                          (iii) all copyrights in both published works and
              unpublished works, including the Software Products, owned by Seller or either Subsidiary primarily in connection with the Business (collectively, "Copyrights");

                           (iv)     the Software Products;

                           (v) all rights in mask works owned by Seller or
              either Subsidiary primarily in connection with the Business;

                           (vi) all know-how, trade secrets, confidential or
              proprietary INFORMATION, customer lists, technical information, data, process technology, plans, drawings, and blue prints owned or licensed (whether as licensee or licensor) by Seller or either Subsidiary primarily in connection with Business (collectively, "Trade Secrets"); and

                      (vii) all Internet domain names and other computer user
              identifiers and any rights in and to web sites, including rights in and to any text, graphics, audio and video files or other code incorporated in such sites owned by or licensed to Seller or either Subsidiary used primarily in connection with the Business (collectively, "Internet Assets").

         (c) Schedule 2.13(a) contains a complete and accurate list of all Contracts relating to the Intellectual Property Assets except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly-available third-party software programs under which Seller or either Subsidiary is the licensee. Except as set forth on Schedule 2.20(c), there are no outstanding and, to Seller's and each Subsidiary's knowledge, no threatened disputes or disagreements with respect to any such Contract. All commonly-available third-party software programs used in connection with the Business are installed on computer equipment that is, or will be at Closing, owned by a Subsidiary, pursuant to valid and existing software licenses to Seller.

         (d) One or more of the Subsidiaries is, or will be at Closing, the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances other than those identified in Schedule 2.20(d), and either or both of the Subsidiaries has, or will have, the right to use and license others to use all of the Intellectual Property Assets. All former and current employees of Seller and of each Subsidiary involved in the Business who participated in the creation of any Intellectual Property Asset did so in the normal course and scope of his or her employment by Seller or the Subsidiaries, and his or her work product is considered "work made for hire." No independent contractor was used by Seller or either Subsidiary in the creation of any Intellectual Property Asset unless such contractor first executed a written contract with Seller or the Subsidiaries providing that all work created by the contractor was "work made for hire," and that all right, title, and interest in and to such work would be assigned without reservation to Seller or the Subsidiaries, as the case may be. No employee of Seller or either Subsidiary involved in the Business has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to anyone other than Seller or the Subsidiaries.

         (e) Schedule 2.20(e) contains a complete and accurate list and summary description of all patent registrations and patent applications. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No patent registration or application has been or is now involved in any interference, infringement, reissue, reexamination, or opposition proceeding. To Seller's knowledge, there is no potentially interfering or infringing patent or patent application of any third party. To Seller's knowledge, no Patent is infringed or has been challenged or threatened as to its validity or enforceability in any way. Seller does not have knowledge of any act constituting inequitable conduct in the procurement or maintenance of any Patent. The Software Products can be manufactured, distributed and used without infringement of any patent or other proprietary right of any Person. Neither Seller nor either

Subsidiary has committed any act with respect to any Patent which may constitute patent misuse or may otherwise render a patent registration unenforceable.

         (f) Schedule 2.20(f) contains a complete and accurate list and summary description of all Marks that have been registered or for which application for registration has been made. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees, Taxes, or actions falling due within ninety days after the Closing Date. No Mark that has been registered or applied for has been or is now involved in or threatened with any opposition, invalidation, or cancellation proceeding and, to Seller's knowledge, no such action is threatened with the respect to any of the Marks. To Seller's knowledge, there is no potentially interfering or infringing registered or common law trademark, service mark, trademark application, or service mark application of any third party. To Seller's knowledge, no Mark is infringed or has been challenged or threatened in any way. The Marks can be used in the Business and to identify the Subsidiaries' goods and services without infringing any trademark, service mark or trade name right of any Person, and without violating any anti-dilution law.

         (g) Schedule 2.20(g) contains a complete and accurate list and summary description of the Copyright registrations. No Copyright is infringed or, to Seller's and each Subsidiary's knowledge, has been challenged or threatened in any way. The creation of the Software Products did not involve the copying, reproduction or adaptation of any pre-existing work in which Seller or one of the Subsidiaries was not the copyright owner except to the extent authorized by the copyright owner. The Software Products can be copied, and copies of the Software Products can be manufactured, distributed and used by Seller and the Subsidiaries and their customers and licensees without infringing any copyright of any Person and without violating any contractual restriction by which Seller or either Subsidiary is bound.

         (h) With respect to each Trade Secret, the documentation, as such exists, relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. Seller and each Subsidiary have used commercially reasonable efforts to document the Trade Secrets, and have taken all commercially reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets. Seller and one or more of the Subsidiaries has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets, and at Closing one or more of the Subsidiaries will have good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. To Seller's knowledge, the Trade Secrets have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Subsidiaries) or to the detriment of either Subsidiary. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         (i) Seller and the Subsidiaries have provided or will provide to Purchaser true and accurate copies of the source code versions of all Software Products developed or owned by Seller or either of the Subsidiaries (collectively, "Proprietary Software Products"), including, with respect to each Proprietary Software Product, documentation of previous versions of such product and materials and information evidencing when, by whom and how each version of such product was created, including drafts, flow charts, written documents, manuals and other materials produced during the creation of such Proprietary Software Product that is sufficient to utilize such Proprietary Software Product. Except as identified in Schedule 2.20(i), no copies of any of the Proprietary Software Products have been sold or licensed to any Person. No Person, other than Seller or a Subsidiary, is in possession of a source code version of any of the Proprietary Software Products, and at Closing no Person, other than a Subsidiary, will be in possession of a source code version of any of the Proprietary Software Products. All copies of all the Proprietary Software Products distributed have been distributed in object code format subject to written licenses which restrict the use of the Proprietary Software Products and forbid copying, decompiling, revision or reverse engineering of the Proprietary Software Products. All licensees of Software Products are in full compliance with all the terms of their licenses. All copies of the Proprietary Software Products licensed or sold to third parties substantially conform to all published specifications therefor and all technical and other written materials provided by Seller or either Subsidiary to a licensee or purchaser in connection with the respective Proprietary Software Product. Except as identified in Schedule 2.20(i), the Proprietary Software Products contain no material operating defects and, to Seller's knowledge, the other Software Products contain no material operating defects.

         (j) At Closing, the Subsidiaries will have adequate programming and operations to meet existing commitments of the Business relating to the Software Products.

         (k) Schedule 2.20(k) contains a complete and accurate list of the Internet Assets. Seller does not know of any dispute with any trademark or service mark claimant or registrant concerning use of any domain name listed on Schedule 2.20(k), nor has any Internet domain name registering administration organization, including Network Solutions, Inc., delivered any notice to Seller or either of the Subsidiaries demanding that it change or discontinue use of any domain name listed on Schedule 2.20(k). Seller and the Subsidiaries have licenses allowing the reproduction and display on all Internet sites listed on Schedule 2.20(k) of the graphical material (including maps, trademarks, service marks, drawings photographs and scans), audio, video and textual material appearing on such Internet sites. Seller and the Subsidiaries are not aware of any graphics, words or phrases used on any Internet sites listed on Schedule 2.20(k), including in meta-tags and meta-descriptions or other indexing features of such Internet sites, or any hyperlinks including on any such Internet sites, which would infringe or dilute the mark of another, which would defame or disparage any Person or which would violate the rights or privacy or publicity of another.

         2.21 WARRANTIES AND WARRANTY CLAIMS . Schedule 2.21 lists and accurately summarizes all product and service warranties made by or on behalf of Seller or either Subsidiary in connection with the Business. Schedule 2.21 lists and accurately summarizes all warranty claims received by Seller or either Subsidiary relating to the Business for the two year period ending December 31, 1998, and the three-month period ending March 31, 1999. Neither Seller nor either Subsidiary has knowledge of any basis for any product or service warranty, product liability or similar claims against Seller or either Subsidiary relating to the Business.

         2.22 OFFICERS AND DIRECTORS . Schedule 2.22 contains a complete and accurate list of the officers and directors of each Subsidiary.

         2.23 BOOKS AND RECORDS . The books of account, minute books, stock record books, and other records of Seller and each Subsidiary relating to the Business, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. Such minute books of each Subsidiary contain accurate and complete records of all formal meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the relevant Subsidiary. No meeting of any such stockholders, Board of Directors, or committee has been held at which any corporate action was taken for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of the books and records referred to in this Section 2.23 will be in the possession of the relevant Subsidiary.

         2.24 CERTAIN PAYMENTS . Neither Seller nor either Subsidiary or any director, officer, agent, or employee of Seller or either Subsidiary, or any other Person associated with or acting for or on behalf of Seller or either Subsidiary, has, in connection with the Business, directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of either Subsidiary, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset relating to the Business that has not been recorded in the books and records of Seller or the relevant Subsidiary.

         2.25 BANK ACCOUNTS . The only bank or securities account maintained by or on behalf of either Subsidiary or the Business is Commercial Services' account number 5544718 at 1st Chicago. The only Persons authorized to sign on behalf of Commercial Services with respect to such bank account are D. Michael Gatewood, Kent M. Williams, Christopher T. Porter, Michael C. Smith, John F. Hughes and Roy A. Guthrie.

         2.26 YEAR 2000 . As used in this Agreement, the term "Date Handling" means the consistent and accurate: (i) handling of date data before, during or after January 1, 2000; (ii) processing, providing, receiving, calculating, comparing and sequencing of date data before, during or after January 1, 2000; and (iii) responding to two-digit year date data in a manner that resolves any ambiguity as to the 20th and 21st centuries.

         (a) PLAN. Seller and the Subsidiaries have developed a detailed, comprehensive plan and time line for addressing on a timely basis their ability for proper Date Handling relating to the Business (the "Plan").
Schedule 2.26 is a complete and accurate copy of the Plan. The Plan has been approved by Seller's senior management. Seller reasonably believes that: (i) the Plan addresses all aspects of potential improper Date Handling associated with the Business; (ii) the Plan is capable of being completely implemented, in a timely manner, in accordance with its time line; (iii) currently, Seller has, and, immediately prior to the Closing, the Subsidiaries will have, an adequate number of employees with the necessary expertise and experience to continue to implement the Plan, on a timely basis, in accordance with its time line; and (iv) the Plan includes contingency plans in the event of failure of any system, application or equipment (whether theirs or a third party's) due to improper Date Handling, which contingency plans Seller reasonably believes are feasible and allow (after implementation of contingency plans) the uninterrupted and unimpaired operation of the Business in the event of any such failure.

         (b) IMPLEMENTATION OF THE PLAN. Seller and the Subsidiaries have implemented, and will through Closing continue to implement, the Plan in accordance with the Plan's requirements and time line. At Closing, Seller reasonably believes Seller and the Subsidiaries will have progressed in all material respects in the implementation of the Plan to the corresponding milestone required by the Plan's time line for the Closing Date. On or prior to Closing Seller will notify Purchaser of the status of the Plan including any remaining remediation and testing of any improper Date Handling with regard to the remaining portion of the Business's systems, applications and equipment. In implementing the Plan, Seller is making due inquiry and will through Closing continue to make due inquiry of all of the suppliers, vendors and third-party trading partners of the Business regarding the status of such other Persons' efforts to address improper Date Handling. Seller and the Subsidiaries are in the process of coordinating, and will through Closing continue to coordinate, with such other Persons in such Person's efforts to remediate any improper Date Handling by the systems, applications and equipment of such other Persons which may affect the Business. Seller and the Subsidiaries have, or by Closing will have, notified each of the customers of the Business of: (i) the necessity for each customer to participate in testing for proper Date Handling the interface and connections between the respective systems, applications and equipment of Seller and the Subsidiaries relating to the Business, on one hand, and the customer, on the other hand;
(ii) the necessity for each customer to require its third-party service providers relating to the Business to likewise participate in such testing;
(iii) the time line for such testing; and (iv) the consequences of results from such testing indicating that a customer's or any of its third-party service provider's systems, applications or equipment does not accommodate proper Date Handling. On or prior to the Closing Seller will notify Purchaser of the status of its dealings with its customers, including a more detailed report with respect to any Business customer whose 1998 revenue with respect to the Business was $1 million or greater.

         (c) Seller reasonably believes that if the Plan is completely implemented in accordance with the Plan's time line, all of the systems, applications and equipment owned or operated by Seller or Commercial Services for the Business and affected by any improper Date Handling will be identified and remedied before any such system, application or equipment will cause any interruption or impairment of the operations of the Business.

         2.27 SERVICE LEVELS . The Business is, and will at Closing be, capable of performing at levels of service that meet in all material respects all contractual service level requirements relating to the Business, or, to the extent there are no such requirements, at a level of service that meets in all material respects the levels of service performed by the Business since November 1, 1998.

         2.28     FINANCIAL STATEMENTS .

         (a) Seller has delivered to Purchaser: (i) its unaudited consolidated balance sheet as at December 31, 1998 (the "Balance Sheet") and the related unaudited consolidated statement of income for the year then ended; and (ii) its unaudited consolidated balance sheet as at March 31, 1999 (the "Interim Balance Sheet") and the related unaudited consolidated statement of income for the three months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations of Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of the interim financial statements, to normal recurring year-end adjustments (which will not, individually or in the aggregate, have a Material Adverse Effect) and the absence of notes. The financial statements referred to in this Section 2.28(a) reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. Except for the entities included in the consolidated financial statements, GAAP does not require the financial statements of any other Person to be included in the financial statements of Seller.

         (b) Attached as Schedule 2.28(b) are: (i) pro forma statements of income of the Business for each of the fiscal years ending December 31, 1994 through 1998; and (ii) a pro forma statement of income for the Business for the three months ending March 31, 1999. Such pro forma financial statements fairly present in all material respects the results of operations of the Business, as at the respective dates of and for the periods referred to in such pro forma financial statements, all in accordance with GAAP, subject, in the case of the interim pro forma financial statements, to normal recurring year-end adjustments (which will not, individually or in the aggregate, have a Material Adverse Effect) and the absence of notes. The pro forma financial statements referred to in this Section 2.28(b) reflect the consistent application of such accounting principles throughout the periods involved. The assumptions used in the preparation of the pro forma financial statements of the Business are reasonable and appropriate to give pro forma effect in all material respects to the transactions or circumstances described therein. No financial statements of any Person, other than of Seller and the Subsidiaries, are required by GAAP to be included in the pro forma financial statements of the Business.

         2.29 INVENTORY . All inventories of products held for sale or lease or under customer orders for purchase or lease by Seller or either Subsidiary relating to the Business (collectively the "Inventory") consists in all material respects of a quality usable and salable in the ordinary course of business. All Inventory has been and will be recorded at cost. At Closing there will be, in all material respects consistent with historical demand, sufficient Inventory on hand to enable the Subsidiaries to continue to conduct the Business as it is being conducted at the time this Agreement is executed, and to supply in all material respects, their customers with the products and services they have ordered.

         2.30 ACCOUNTS RECEIVABLE . Schedule 2.30 (which, upon the agreement of the parties, may be delivered in commonly readable electronic format) contains a complete and accurate list of all accounts receivable of Seller and each Subsidiary relating to the FleetShare Business (collectively, the "FleetShare Accounts Receivable") as of April 30, 1999 and as of a date that is no more than two days prior to the Closing Date, as the case may be, which list sets forth the aging of such FleetShare Accounts Receivable. With respect to all commercial credit card accounts (the "Accounts") and related FleetShare Accounts Receivable: (a) such Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business; (b) there is no contest, claim or, to the knowledge of Seller or either Subsidiary, right of set-off, under any contract with any obligor of a FleetShare Account Receivable relating to the amount or validity of such FleetShare Account Receivable; (c) all underwriting and origination of Accounts were performed in accordance with the then applicable written policies and procedures of Commercial Services;
(d) each of the FleetShare Accounts Receivable and Accounts and the interest rates, fees and charges in connection therewith comply, and have at all times in all material respects complied with, all Legal Requirements; (e) each Account, FleetShare Account Receivable and the related cardholder agreement is the legal, valid and binding obligation of the cardholder-obligor and any guarantor named therein and each is enforceable and legally collectible in accordance with its terms under all applicable Legal Requirements, and, to Seller's and Commercial Services' knowledge, is subject to no defense, offset or counterclaim, subject to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific) and similar laws relating to creditor rights generally, and general principles of equity regardless of whether such enforcement is sought in a proceeding in equity or at law; (f) each FleetShare Account Receivable is free and clear of any and all Encumbrances incurred or existing by, through or on behalf of, or in favor of any Person; and (g) each cardholder agreement constitutes the agreement of Commercial Services and the cardholder, and Commercial Services has made no amendment, modification or supplement to any cardholder agreement which is not reflected in writing in such agreement.

         2.31     CUSTOMERS AND SUPPLIERS . Except to the extent set forth in
Schedule 2.31, there has not been any adverse change in the business relationship of Seller or either Subsidiary with any customer listed on
Schedule 2.31 (a "Material Customer") or with any supplier and no Material Customer or supplier has notified Seller or either Subsidiary in writing or otherwise that they have canceled or otherwise terminated or threatened in writing or otherwise to cancel or otherwise terminate, their relationship with Seller or either Subsidiary nor, to Seller's and each Subsidiary's knowledge, has there been any material dispute with any Material Customer or supplier.

         2.32 RELATIONSHIPS WITH RELATED PERSONS . For purposes of this Agreement, the term "Related Person" as used with regard to an entity means
(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a direct or indirect beneficial ownership of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests ("Material Interest") in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; and (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity). As of the Closing Date, neither Seller nor any Related Person of Seller or of either Subsidiary has, or will have, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used primarily in the operation of the Business, except for the various arrangements between Seller and the Subsidiaries expressly contemplated by this Agreement. Except for such arrangements, neither Seller nor any Related Person of Seller or of either Subsidiary is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, an entity that has had business dealings or a material financial interest in any transaction with either Subsidiary other than business dealings or transactions conducted in the ordinary course of business with either Subsidiary at substantially prevailing market prices and on substantially prevailing market terms. Except as expressly contemplated by the provisions of this Agreement or as set forth in Schedule 2.32, neither Seller nor any Related Person of Seller or of either Subsidiary is a party to any contract with, or has any claim or right against, either Subsidiary.

         2.33 DISCLOSURE . No representation or warranty of Seller or either Subsidiary contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of Seller or either Subsidiary to Purchaser or any of its representatives hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and finally provide the information required to be provided in any such document, certificate or schedule. There is no fact known to Seller or either Subsidiary that has specific application to Seller or either Subsidiary (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller and each Subsidiary can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Business or either Subsidiary that has not been set forth in this Agreement or the related schedules.

         2.34 ABSENCE OF CERTAIN CHANGES; CONDUCT OF BUSINESS . Except as contemplated by the parties in connection with the creation of ADS Network and the transfer of the Business from Seller to the Subsidiaries pursuant to the provisions of this Agreement, or as set forth in Schedule 2.34, since December 31, 1998:

         (a) Seller and each Subsidiary have conducted the Business only in the ordinary course, consistent with past practice, and there has not occurred or arisen any event, individually or in the aggregate, having, or which, insofar as reasonably can be foreseen, in the future is likely to have, a Material Adverse Effect on the business, operations, properties, prospects, assets, or condition of either Subsidiary or the Business;

         (b) there has been no change in either Subsidiary's authorized or issued shares; no grant of any option or right to purchase shares of either Subsidiary; no issuance of any security convertible into such shares; no grant of any registration rights; no purchase, redemption, retirement, or other acquisition by either Subsidiary of any shares; and no declaration or payment of any dividend or other distribution or payment in respect of shares;

         (c) there has been no amendment to any of the original certificates of incorporation or bylaws or similar documents of either Subsidiary;

         (d) except in the ordinary course of business, there has been no payment or increase by Seller or either Subsidiary relating to the Business of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee or entry into any employment, severance, or similar contract with any director, officer, or employee involved in the Business;

         (e) there has been no damage to or destruction or loss of any asset or property of Seller or either Subsidiary relating to the Business, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the relevant Subsidiary or the Business;

         (f) there has been no entry into, termination of, or receipt of notification of termination of any joint venture, credit, or similar agreement involving Seller or either Subsidiary relating to the Business;

         (g) there has been no termination or breach of, or receipt of notice of termination of any vendor contract or any Material Customer contract, by or to Seller or either Subsidiary relating to the Business;

         (h) there has been no sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any material asset or property of Seller or any Subsidiary relating to the Business, or Encumbrance on any material asset or property of Seller or either Subsidiary relating to the Business, including the sale, license, or other disposition of any of the Intellectual Property Assets;

         (i) there has been no cancellation or waiver of any claims or rights with a value to Seller or either Subsidiary with regard to the Business in excess of $100,000;

         (j) there has been no material change in the accounting methods used by Seller or either Subsidiary with regard to the Business;

         (k) there has been no acquisition by merger or consolidation with, or purchase of a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets that are material, individually or in the aggregate, to the Subsidiaries or the Business; and

         (l) there has been no agreement, whether oral or written, by Seller or either Subsidiary with regard to the Business to do any of the foregoing.

         2.35     UNDISCLOSED LIABILITIES . Except as set forth in
Schedule 2.35, there are no Liabilities with respect to:

         (a) Seller, except (i) as and to the extent set forth on the Interim Balance Sheet, (ii) as incurred in connection with the transactions contemplated, or as provided, by this Agreement or (iii) as incurred since the date of the Interim Balance Sheet to the extent such Liabilities, when aggregated, do not decrease the net worth of Seller to less than $170,000,000; or

         (b) the Business or either Subsidiary, except (i) as incurred in connection with the transactions contemplated, or as provided, by this Agreement or (ii) as incurred in the ordinary course of business and consistent with past practice and not in violation of Section 2.34.

         2.36 CONDUCT OF THE BUSINESS . Schedule 2.36 lists all of the assets, whether tangible or intangible, and all other rights, title and interests that are used by Seller or the Subsidiaries to conduct the Business as conducted by Seller and the Subsidiaries immediately prior to the Closing that will not be possessed by the Subsidiaries after the Closing.

         2.37 NO OTHER REPRESENTATIONS OR WARRANTIES . Except for the representations and warranties contained in this Article II, neither Seller nor any other person makes any other express or implied representation or warranty on behalf of Seller.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         3.1 ORGANIZATION AND STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 AUTHORITY. Purchaser has all requisite corporate power and authority to execute this Agreement and all documents, instruments and agreements required to be executed by Purchaser pursuant hereto and to consummate the transactions contemplated hereby. The execution and delivery of the Agreement and all documents, instruments and agreements required to be executed by Purchaser hereto, and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary action on the part of Purchaser (including requisite stockholder approval, if necessary). This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution and delivery hereof by Seller and the Subsidiaries, constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific) and similar laws relating to creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law)).

         3.3 NO CONFLICTS; CONSENTS. Except as set forth on Schedule 3.3, neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under any provision of (a) the certificate of incorporation or by-laws of Purchaser,
(b) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Purchaser is a party or by which it or any of its properties or assets is bound or (c) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to Purchaser or any of its properties or assets, in the case of
(b) and (c) except for any such conflict, violation, default or right which would not reasonably be expected to have a material adverse effect on the business, assets, financial condition, or results of operations of Purchaser and its Affiliates taken as a whole. No Permit of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Purchaser or in connection with the consummation of the transactions contemplated hereby other than (x) compliance with and filings under the HSR Act, (y) as set forth on Schedule 3.3 hereto and (z) those the failure of which to make or obtain would not materially affect the ability of Purchaser to consummate the transactions contemplated hereby. As used herein, the term "Affiliate" shall mean, as to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or under common control with such specified Person. For the purpose of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

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

         3.4 FINANCIAL ABILITY TO PERFORM. At Closing Purchaser will have sufficient funds available (through existing credit arrangements or otherwise) to purchase all the Shares and to pay all of its fees and expenses related to the transactions contemplated by this Agreement.

         3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. There has not occurred or arisen any event or events which is reasonably likely to prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement.

         3.6 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article III, neither Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of Purchaser.

                                   ARTICLE IV

                    COVENANTS OF SELLER AND THE SUBSIDIARIES

         Seller and each Subsidiary covenants and agrees with Purchaser as follows:

         4.1 ACCESS. Prior to the Closing, at Purchaser's expense, Seller and the Subsidiaries: (a) shall give Purchaser and its officers, employees, representatives, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the assets, personnel, properties, financial statements, contracts, books, records, working papers and other relevant information pertaining to the Subsidiaries or the Business; (b) shall furnish to Purchaser and its officers, employees, representatives, counsel and accountants such financial and operating data and other information with respect to the Subsidiaries or the Business as Purchaser shall from time to time reasonably request; and (c) shall provide reasonable accommodations during normal business hours at each of its locations for up to three employees of Purchaser at a time, and shall allow such employees of Purchaser reasonable access to facilities and personnel of Seller or the Subsidiaries for purposes of monitoring the operation of the Business; provided, however, that such access shall be in a manner that does not unreasonably interfere with the normal operation of the Business.

         4.2 ORDINARY CONDUCT. Except as set forth on Schedule 4.2 or otherwise permitted by the terms of this Agreement, from the date hereof to the Closing, Seller and the Subsidiaries shall (i) cause the Business to be conducted in the ordinary course in substantially the same manner as presently conducted and shall make all reasonable efforts consistent with past practices to preserve their relationships with customers and others with whom Seller or either Subsidiary deals, and (ii) maintain in effect all insurance relating to the Business as to which the Seller or either Subsidiary is a beneficiary, including any directors and officers insurance. Except as set forth on Schedule 4.2 or otherwise permitted by the terms of this Agreement, from the date hereof until the Closing, neither Seller (with respect to the Business) nor either Subsidiary shall do any of the following without the written consent of Purchaser (which consent will not be unreasonably withheld):

         (a) enter into or amend any agreement, contract or other arrangement (or series of related agreements, contracts or other arrangements) by which the Subsidiaries or any of their properties or assets are bound which (i) as to any service contract with a customer, does not provide for a mark-up of at least one cent over the applicable incremental cost per transaction, (ii) has annualized anticipated expenses to the Subsidiaries in excess of $100,000,
(iii) is not terminable by Seller or the Subsidiaries, as the case may be, by notice of not more than 60 days for an aggregate cost of less than $100,000, or (iv) is otherwise not in the ordinary course of business and consistent with past practices of the Business;

         (b) sell any of the Shares or any other shares of capital stock of either Subsidiary;

         (c) terminate, breach, modify or amend any Contract listed on
Schedule 4.2(c) to the extent such would have an adverse effect on the Business;

         (d) mortgage or otherwise subject to any Encumbrance any assets or interests of the Business, other than in the ordinary course of business and consistent with past practice provided such Encumbrance will be released on or prior to Closing;

         (e) enter into any Contract that contains any provision that, solely as a result of the consummation of the transactions contemplated by this Agreement, would (assuming that the other party's consent or approval is not obtained, to the extent required) result in any penalty, additional payments or forfeiture that would be payable or sufferable by a Subsidiary at or after the Closing Date;

         (f) solicit or induce any Employee not to become a Hired Employee;

         (g) hold in the Subsidiaries any assets or liabilities other than those related to the Business or operate any business in the Subsidiaries other than the Business;

         (h) take any action that would, or could reasonably be expected to, result in (i) any of the representations and warranties of Seller or either Subsidiary set forth in this Agreement that are qualified as to materially becoming untrue, (ii) any of such representations and warranties of Seller or either Subsidiary that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions set forth in Article VIII not being satisfied; or

         (i) agree, whether in writing or otherwise, to do any of the foregoing.

         4.3 ASSETS OF ADS NETWORK. On the Closing Date, Seller shall transfer to ADS Network all of Seller's rights, title and interest in each of assets listed in Schedule 4.3; provided, however, Purchaser may direct Seller to transfer all or part of the assets listed in Schedule 4.3 to Commercial Services, and Seller shall comply with such directions unless Seller has previously transferred the relevant assets to ADS Network or the transfer of the assets as directed will have a material adverse effect on Seller.

         4.4 ASSETS OF COMMERCIAL SERVICES. On or before the Closing Date, each of the assets listed in Schedule 4.4 will be among the assets of Commercial Services, and Seller shall have no further right, title or interest in such assets; provided, however, if any such assets are not owned by Commercial Services at the time this Agreement is executed, Purchaser may direct Seller to transfer all or part of such assets to ADS Network, unless Seller has previously transferred the relevant assets to Commercial Services or the transfer of the assets as directed will have a material adverse effect on Seller.

         4.5 ASSUMED LIABILITIES. On or before the Closing Date, ADS Network shall assume the obligations of Seller relating to the Network Services Business to the extent, and only to the extent, (a) listed on Schedule 4.5(a) (collectively, the "ADS Network Assumed Obligations") or (b) provided in the Tax Cooperation and Indemnification Agreement. On or before the Closing Date, pursuant to an assumption agreement substantially in the form attached hereto as Exhibit E (the "Assumption Agreement"), Commercial Services shall assign to Seller and Seller shall assume all obligations and liabilities, known or unknown, of Commercial Services other than the obligations of Commercial Services listed on Schedule 4.5(b) (the obligations retained by Commercial Services, the "Commercial Services Retained Obligations"; and the ADS Network Assumed Obligations and the Commercial Services Retained Obligations collectively, the "Assumed Liabilities"). Neither Seller nor either Subsidiary shall cause or permit either Subsidiary to assume or incur any obligation or liability other than the ADS Network Assumed Obligations and the Commercial Services Retained Obligations. On or before the Closing Date, Seller shall retain or assume all obligations and liabilities associated with the Business other than the Assumed Liabilities (collectively, the "SPS Retained Liabilities").

         4.6 HIRED EMPLOYEE SOLICITATION AND EMPLOYMENT. For a period of two
(2) years from and after the Closing Date, neither Seller, AFCC nor any of their Affiliates (the "AFCC Group") will without Purchaser's prior written consent solicit or employ the Employees other than Hired Employees (as hereinafter defined) whose employment with the Subsidiaries or Purchaser is thereafter terminated by Purchaser or the Subsidiaries or as to which Purchaser or the Subsidiaries shall consent in writing.

         4.7 NON-COMPETITION BY THE AFCC GROUP. For a period of five years following the Closing Date, the AFCC Group shall refrain from engaging in any business which competes with the Network Services Business. With respect to the FleetShare Business, for a period of five years following the Closing Date, the AFCC Group shall not intentionally target or directly solicit any customer of the FleetShare Business as of the Closing Date to offer or provide a private label fleetcard. Notwithstanding the foregoing, the AFCC Group shall be entitled to acquire as part of a strategic business acquisition (but not to develop on its own) a business that competes with the Network Services Business so long as such acquired business is not primarily engaged in the business of electronic processing of point-of-sale transactions (e.g., such acquired business derives less than fifty percent of its total revenues and less than fifty percent of its net income from such business). In the event the AFCC Group determines to divest itself of any such acquired business that is engaged in the business of electronic processing of point-of-sale transaction, a member of the AFCC Group shall give notice in writing to Purchaser of its intention to sell such business. Purchaser and its Affiliates shall have a right of first refusal for a period of 60 days thereafter to purchase such business from the AFCC Group on such terms and conditions as shall be agreed upon between the parties.

         4.8      CONSENTS; ASSIGNABILITY.

         (a) Seller shall use commercially reasonable efforts to obtain consents to the assignment of, or change of control under, the Contracts listed on Schedule 2.2. Purchaser shall use all commercially reasonable efforts to assist Seller in that endeavor.

         (b) If a Material Customer raises a colorable objection to the assignment of its Contract, by operation of law or otherwise, based on the form or structure of the transfers of the Business contemplated by this Agreement, and Seller receives notice of such objection within ninety (90) days from the date this Agreement is executed: (i) if the Material Customer Contract is terminated, Seller agrees to reimburse Purchaser for any losses in revenues to be suffered by Purchaser according to the following formula: thirty percent (30%) of the Material Customer's 1998 revenue will be multiplied by 11, or (ii) if revenues on a per transaction basis under a Material Customer's Contract are reduced, Seller shall reimburse Purchaser for any losses in revenues to be suffered by Purchaser as follows: the amount of the per unit reduction shall be multiplied times the Material Customer's transaction volume for the calendar month prior to the reduction, and such amount shall be multiplied times the number of months remaining in the term of the Material Customer's Contract. Any such amount shall be payable to Purchaser by Seller within 10 days of Seller's receipt of notice of any such objection.

         4.9 NO SOLICITATION. From the date hereof through the Closing Date, no member of the AFCC Group and none of their officers, directors, stockholders, members, partners, employees and agents not to, directly or indirectly, solicit or negotiate with, or provide any non-public information relating to the Business or the Subsidiaries or afford access to the properties, books and records of Seller or the Subsidiaries to any third party that may be considering an acquisition of the Business or the Subsidiaries or a substantial portion thereof, or otherwise cooperate in any way with or assist or participate in, or facilitate or encourage any attempt by any Person to do or seek any of the foregoing. The AFCC Group will immediately cease and cause to be terminated any existing activities, discussions or negotiations by or on behalf of the AFCC Group with any parties conducted heretofore with respect to any of the foregoing. The AFCC Group shall each immediately notify Purchaser (a) after receipt by any member of the AFCC Group of any offer or indication that any Person is considering making an offer for any such acquisition, which notice shall include the terms and conditions of such offer or indication, and (b) upon receipt by any member of the AFCC Group of any request for non-public information relating to Business or the Subsidiaries or for access to the properties, books or records of Seller or the Subsidiaries with respect to the Business or the Subsidiaries from any Person that may be considering any such acquisition.

         4.10 RECORDS RETENTION. The AFCC Group (a) shall preserve and keep the books, records, files and accounting records of Seller and the Subsidiaries relating to the Business that are not transferred to or in the possession of the Subsidiaries at the date of Closing (the "Business Records") for periods prior to the Closing Date for a period of the longer of the retention period under applicable Legal Requirements or the retention period provided under the document retention policy of AFCC or Seller, as the case may be and (b) shall make such books, records, files and accounting records available to Purchaser and its Affiliates, and shall permit Purchaser and its Affiliates to make copies thereof, upon request by Purchaser, which request will not unreasonably be denied. Seller shall undertake reasonable measures to preserve in good order the Business Records retained by it.

         4.11 CEASE USE OF MARKS. From and after the Closing Date, Seller shall refrain, and shall cause its Affiliates to refrain, from using the Marks, the Internet Assets and all other Intellectual Property Assets.

         4.12     CONFIDENTIALITY.

         (a) The AFCC Group covenants and agrees that all confidential information regarding Purchaser or any of its Affiliates provided to AFCC, Seller or the Subsidiaries or any of their directors, officers, employees, consultants, agents, advisors, Affiliates or representatives (collectively "Representatives") by Purchaser, its agents or representatives, whether furnished before or after the date of this Agreement, shall be kept confidential by the AFCC Group and its Representatives. Except with the prior written consent of Purchaser, neither the AFCC Group nor its Representatives will disclose any such information. The AFCC Group and its Representatives shall not use this confidential information for any purpose other than to evaluate Purchaser as a prospective party to the transactions contemplated under this Agreement. Upon written request by Purchaser, the AFCC Group and its Representatives, will promptly deliver to Purchaser all documents and other matters furnished by Purchaser containing confidential information, together with all copies thereof in the possession of the AFCC Group or any of its Representatives.

         (b) The AFCC Group covenants and agrees that following the Closing, all Trade Secrets will be the property of the Subsidiaries unless otherwise required by law. From and after the Closing Date, the AFCC Group: (i) shall use their reasonable best efforts and exercise utmost diligence to protect and safeguard all of such Trade Secrets; (ii) shall not, directly or indirectly, use, sell, license, publish, disclose or otherwise transfer or make available to others any of such Trade Secrets; (iii) without the prior written consent of Purchaser, shall not, directly or indirectly, disclose any of such Trade Secrets; and (iv) it shall not, directly or indirectly, use for its own benefit or for the benefit of another, any of such Trade Secrets. It is expressly understood, however, that the obligations in the preceding sentence shall not apply to any information that was or becomes available to the public on a non-confidential basis or was or becomes available to the public on a non-confidential basis from a third party who is not bound to Seller, either Subsidiary or Purchaser to keep such information confidential. In addition, AFCC and Seller covenant and agree that after Closing, without the prior written consent of Purchaser or unless as a result of a Legal Requirement, the AFCC Group will not disclose the economic terms of this Agreement.

         (c) The parties acknowledge and agree that, at Closing, that certain Confidentiality Agreement dated January 20, 1999 between Purchaser and AFCC (the "Confidentiality Agreement") shall terminate and be of no further force or effect.

         4.13 COOPERATION REGARDING FINANCIAL STATEMENTS. In connection with any filings to be made by Purchaser or its Affiliates under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, with respect to or as a result of the transactions contemplated by this Agreement, AFCC and Seller agree that the AFCC Group shall (i) use commercially reasonable efforts to provide to Purchaser and its Affiliates the financial and other information and documents pertaining to the Business (as such may be in the possession or control of the AFCC Group) that Purchaser and its Affiliates will be required by applicable SEC rules and regulations to be included in its filings, (ii) use commercially reasonable efforts to cause the accountants for the AFCC Group to deliver such consents and reports in and provide access to files and work papers in connection therewith (as such may be subject to the AFCC Group's control) as Purchaser and its Affiliates may reasonably request and (iii) generally use commercially reasonable efforts to cooperate with Purchaser and its Affiliates in connection therewith. Purchaser acknowledges that prior to

October 1998 Seller was not owned by AFCC or its Affiliates. As a result, to the extent that the AFCC Group currently does not possess or does not have access to any information and documents requested by Purchaser or its Affiliates under this Section 4.13, the AFCC Group will use commercially reasonable efforts to assist Purchaser in Purchaser's efforts to cause the prior owners of Seller to comply with the terms of this Section 4.13. Nothing in this Section 4.13 is intended to require the AFCC Group to create at the expense of the AFCC Group documents and/or records which do not exist as of the Closing. To the extent the AFCC Group does not possess, but has the right of access to any information or documentation requested by Purchaser or its Affiliates under this Section 4.13, the AFCC Group will, at Purchaser's expense, obtain such information and documents on behalf of Purchaser.

         4.14 FINANCIAL STATEMENTS AND REPORTS. As promptly as practicable after each month or fiscal quarter ending between the date hereof and the Closing Date, but in no event later than 15 days after the end of each month or and 30 days after the end of each quarter, as the case may be, Seller and the Subsidiaries shall deliver to Purchaser true and correct copies of the unaudited pro forma statements of operations of the Business as of and for the month or the quarter, as the case may be, then ended, prepared in accordance with GAAP and which shall present fairly, in all material respects, the results of operations of the Business for and during the period then ended, subject to normal and recurring year-end audit and quarter-end adjustments.

         As promptly as practicable, Seller and the Subsidiaries will deliver to Purchaser true and complete copies of such other material financial statements, reports or analyses as may be prepared or received by Seller or either Subsidiary between the date hereof and the Closing Date as relates to the Business.

         4.15 TAX ELECTIONS. No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, affecting the Subsidiaries after the Closing shall be made without the prior consent of Purchaser.

         4.16 SUPPLEMENTS TO SCHEDULES. Prior to Closing, Seller and the Subsidiaries shall provide to Purchaser, as of a date that is within two days prior to the Closing Date, updated Schedules. If any such supplement or amendment shall include any matter which would result in a failure to satisfy the condition set forth in Section 8.3(a) and is unacceptable to Purchaser, Purchaser may deem the condition set forth in Section 8.3(a) not to be satisfied.

                                    ARTICLE V

                         EMPLOYEES AND EMPLOYEE MATTERS

         5.1 EMPLOYMENT. Effective as of the Closing, Purchaser or the Subsidiaries (a) shall offer to employ each employee of the Business listed on Schedule 5.1 as updated upon request and finally at Closing (collectively, the "Employees") who is actively at work on the Closing (collectively, the "Active Employees"), and (b) shall offer to employ any Employee who is not actively at work on the Closing Date due to approved leave of absence, short-term illness or injury (including those Employees who are absent due to illness or injury for a period of less than 10 days), military leave or layoff with recall rights or reemployment rights under the Family and Medical Leave Act (the

"FMLA") or any other applicable law (collectively, the "Inactive Employees") upon the conclusion of their leave or layoff. In addition, any Employee who is not actively at work on the Closing Date due to a short-term absence (including due to vacation, holiday, jury duty or bereavement leave) in accordance with applicable policies of Seller shall be deemed to be an Active Employee provided such Employee returns to active employment in accordance with such policies. Active Employees who immediately following the Closing become employed by Purchaser or either Subsidiary and Inactive Employees, to the extent that they later become employed by Purchaser or either Subsidiary prior to January 1, 2000, shall be referred to collectively as "Hired Employees." Seller makes no representation as to whether any Employee will accept employment with Purchaser or the Subsidiaries after Closing. For purposes hereof, an Employee who has terminated employment for any reason prior to, as of, or in connection with, the Closing (including by reason of resignation, retirement, short-term or long-term disability, workers' compensation, personal leaves of absence (other than leaves of absence under FMLA) as of the Closing) shall be referred to as a "Former Employee."

         5.2 HIRED EMPLOYEE BENEFITS. Except as expressly set forth in this
Section 5.2, nothing in this Agreement shall prohibit or limit Purchaser's or either Subsidiary's right on or after the Closing Date, at any time and from time to time, to modify, amend or terminate any salary and wages payable or benefit provided to any Hired Employee, or to terminate the employment of any Hired Employee at any time for any reason. The employment of the Hired Employees shall be subject to all of the Purchaser's practices and policies, including its policy of employment-at-will. Notwithstanding the above, (a) as of the Closing Date Purchaser or a Subsidiary shall employ the Hired Employees at the same base salary and base wages in effect as of Closing Date as known by Purchaser, and (b) until October 15, 1999, Purchaser or the Subsidiaries shall provide for the payment of severance pay (and not benefits) to any Hired Employee whose employment is terminated by Purchaser or a Subsidiary (other than for cause or total and permanent disability) in amounts determined in accordance with Seller's severance policies. For this purpose, Schedule 5.2 sets forth the formula for determining the amount of severance pay due upon termination by Purchaser and defines what constitutes termination for cause.

         5.3      EMPLOYMENT AND EMPLOYEE BENEFITS.

         (a) Seller and its Affiliates (other than the Subsidiaries) shall be liable for all employment claims, benefit claims and obligations in respect of Hired Employees, Former Employees, and their respective eligible dependents and beneficiaries, that arise prior to or on the Closing Date. Purchaser shall be liable for employment claims, benefit claims and obligations in respect of only Hired Employees and their respective dependents and beneficiaries that arise after the Closing Date; provided further that Purchaser shall not be liable for any such employment claims, benefit claims or obligations that arise or are payable with respect to Inactive Employees prior to the date such Inactive Employees become employed by Purchaser, or any such employment claims, benefit claims or obligations with respect to any Inactive Employees who do not become employed by Purchaser in accordance with this Section 5.3, all of which employment claims, benefit claims and obligations shall remain with Seller.

         (b) AFCC and Seller, on a joint and several basis, shall be liable for and indemnify and hold Purchaser, the Subsidiaries and their Affiliates harmless from and against all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses, including without limitation, attorneys' fees by Purchaser, either of the Subsidiaries and/or their Affiliates, arising out of, resulting from, or relating to: (i) the employee benefits and the employee benefit plans (as the term is defined in Section 3(3) of ERISA) which have been or are maintained, sponsored or contributed to by AFCC, Seller, either of the Subsidiaries (with respect to periods prior to Closing only), or any member of their Controlled Group; (ii) post-employment benefits, including but not limited to retiree medical, retiree life and retiree accidental death and disability benefits for current and former Employees of Seller, either Subsidiary (with respect to periods prior to Closing only), and each member of Seller's Controlled Group; (iii) any requirement to provide any Employee of Seller or either of the Subsidiaries, any spouse or dependent of any such Employee, and each member of Seller's Controlled Group on or prior to the Closing Date with continuation coverage under the requirements of Sections 601-609 of ERISA, or Section 4980B of the Code with respect to any "qualifying event" as defined in Section 4980B(f)(3) of the Code; and (iv) any other liabilities retained or assumed by Seller under the terms of this Article V relating to employees or employee benefits. The conditions to indemnification contained in Sections 11.4 and 11.5 shall apply to any claim for indemnification under this Section 5.3(b).

         5.4 NO EMPLOYMENT AGREEMENTS. Seller represents there are no written or oral employment agreements with any of the Employees that will survive Closing.

         5.5 EMPLOYEE BENEFIT PLANS COVERAGE. Except as otherwise provided herein, on and after the Closing Date (or on such other date as may be determined under the terms of the Interim Services Agreement), Purchaser shall provide the Hired Employees with the employee benefits and paid time-off plans generally provided to other employees of Purchaser, subject to the terms and conditions of Purchaser's plans.

         5.6 EMPLOYEE SERVICE CREDIT. Purchaser and the Subsidiaries shall cause Purchaser's employee benefit plans and any fringe benefit plans in existence on the Closing Date, including vacation programs and policies, to the extent such plans may cover Hired Employees on or after the Closing Date, to recognize for all purposes (except as noted below for the ADS 401(k) and Retirement Savings Plan ("Purchaser's 401(k) Plan")) the service of each Hired Employee with Seller and the Subsidiaries and the service of each Hired Employee with all other prior employers prior to the Closing Date, but only to the extent such service shall have previously been credited by Seller or its Affiliates to such Hired Employee under any employee benefit or fringe benefit plans of Seller or its Affiliates (such periods of time, collectively, "Prior Service"). Such Prior Service credit shall be calculated by using the original hire date of such Hired Employee as credited by Seller or its Affiliates as known by Purchaser. Notwithstanding anything herein to the contrary, Hired Employees will receive Prior Service credit under Purchaser's 401(k) Plan solely for purposes of eligibility for participation. The Closing Date will be used as the original hire date to determine service credit under Purchaser's 401(k) Plan for purposes of vesting of benefits and service related contributions.

         5.7 PRE-EXISTING CONDITION EXCLUSIONS. If a Hired Employee or eligible dependent shall have satisfied the pre-existing condition exclusion period under Seller's or its Affiliates' welfare benefit plans, Purchaser shall waive application of any additional waiting period or preexisting condition exclusion under Purchaser's comparable plans; provided, however, Seller acknowledges that certain benefits provided under Purchaser's long-term disability plan may be reduced in the event the Hired Employee fails to satisfy Purchaser's long-term disability plan's pre-existing condition exclusion eligibility requirement.

         5.8      MEDICAL AND DENTAL.

         (a) MEDICAL AND DENTAL PLANS GENERALLY. Seller and its Affiliates (other than the Subsidiaries) shall be responsible in accordance with their applicable welfare benefit plans for all medical and dental claims for expenses incurred on or prior to the Closing Date by Hired Employees and their dependents subject to Section 5.8. Purchaser shall be responsible in accordance with its applicable welfare plans (or under the terms of the Interim Services Agreement) for all medical and dental claims made by Hired Employees and their dependents for expenses incurred after the Closing Date. A medical or dental claim otherwise covered under Seller's or Purchaser's applicable welfare benefit plan (or under the terms of the Interim Services Agreement) shall be deemed incurred when the services giving rise to the claim are rendered (regardless of when such claim is billed by the service provider or submitted by the Hired Employee).

         (b) DEDUCTIBLES. All charges and expenses of such Hired Employees and their eligible dependents which were applied to the deductible and out-of-pocket maximums under Seller's or its Affiliates' welfare benefit plans during the plan year of Seller in which the Closing Date falls shall be credited toward any deductible and out-of-pocket maximum applicable in the plan year of Purchaser in which the Closing Date falls; provided, however, that the foregoing shall be applicable to any Hired Employee and eligible dependents only to the extent such Hired Employee provides an explanation of benefits satisfactory to the administrator of such plan reflecting amounts paid or accrued prior to the Closing Date.

         (c) COBRA. Seller shall be responsible for satisfying obligations under Section 601 ET. SEQ. of ERISA and the rules and regulations promulgated thereunder and Section 4980B of the Code ("COBRA"), and to provide COBRA continuation coverage to or with respect to any Employee or Former Employee of Seller or the Subsidiaries, or to any COBRA "qualified beneficiary" of any such Employee or Former Employee, with respect to any COBRA "qualifying event" occurring on or prior to the Closing Date, including any COBRA "qualifying event" resulting from the Closing. Purchaser or, with respect to the period after the Closing, the Subsidiaries shall be responsible for satisfying all requirements of COBRA with respect to any Hired Employee or COBRA "qualified beneficiary" of a Hired Employee for any COBRA "qualifying event" which occurs after the Closing Date.

         (d) CAFETERIA PLAN. Effective as of the Closing Date (but with any transfer of funds and/or accounts to occur on such other date as may be determined under the terms of the Interim Services Agreement), Purchaser and the Subsidiaries shall allow Hired Employees to participate in Purchaser's so called "cafeteria" plans by (i) continuing to apply for the then current fiscal year all elections (including benefit elections and salary reduction elections) made by Hired Employees under Seller's or its Affiliates' flexible spending account plan ("Seller's FSA") and Seller's or its Affiliates' dependent care assistance plan ("Seller's DCA") for the then current fiscal year, and (ii) giving credit for all unused amounts credited for the then current fiscal year for each Hired Employee as of the Closing Date under Seller's FSA and Seller's DCA; provided, however, that Purchaser's obligation to allow Hired Employees to participate is contingent upon (i) receipt from Seller, Seller's FSA or

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

Seller's DCA, in cash, of amounts equal to the unused credit amounts in each Hired Employee's accounts in Seller's FSA and Seller's DCA, without any netting of credit and debit amounts in different individual Seller FSA and Seller DCA accounts, and (ii) with respect to any Hired Employee, such Hired Employee has provided a new salary reduction election to Purchaser and such election does not revoke or adversely change his or her salary reduction election. Seller or its Affiliates shall retain all assets and liabilities of Seller's DCA and Seller's FSA accounts for the Hired Employees for all claims for benefits incurred on or before the Closing Date.

         5.9 ACCRUED VACATION DAYS. Purchaser and the Subsidiaries shall, through the end of the calendar year that includes the Closing Date, honor all unused vacation days accrued by Hired Employees as of the Closing Date under the respective programs and policies of Seller and its Subsidiaries which were applicable to Hired Employees immediately prior to the Closing Date. Effective as of January 1 of the year after becoming a Hired Employee, each Hired Employee will be subject to the terms and conditions of Purchaser's vacation programs and policies.

         5.10 401(k) PLANS. Each Hired Employee eligible to participate in any 401(k) plan for the benefit of the employees of Seller or the Subsidiaries as of the Closing (collectively, "Seller's 401(k) Plans") shall become eligible to participate in the Purchaser's 401(k) Plan upon fulfillment of the minimum age and service conditions of Purchaser's 401(k) Plans. Each Hired Employee shall receive credit for all Prior Service with Seller only for purposes of eligibility (but not for vesting or service related contributions) under Purchaser's 401(k) Plan. Effective as of the Closing Date, (a) each Hired Employee shall cease active participation in Seller's 401(k) Plans, (b) to the extent required by the terms of Seller's 401(k) Plans, Seller shall make any contributions to Seller's 401(k) Plans due in respect of Hired Employees relating to periods on or prior to the Closing Date in accordance with the terms of Seller's 401(k) Plans, and (c) Seller shall cause all Hired Employees who are participants in such plan to become 100 percent vested in their account balances under Seller's 401(k) Plans as of the Closing Date. Neither Purchaser nor the Subsidiaries will assume, or receive transfers of, benefits or liabilities accrued with respect to Hired Employees under Seller's 401(k) Plans. To the extent not inconsistent with the qualification requirements of the Code, Seller agrees that the account balances of all Hired Employees under Seller's 401(k) Plans shall be distributed or available for rollover as soon as administratively feasible after the Closing Date. "Eligible rollover distributions," as defined in Section 402(c)(4) of the Code, of Hired Employees who decide to roll over such distributions into Purchaser's 401(k) Plan will be accepted by Purchaser's 401(k) Plan provided Purchaser is satisfied Seller's 401(k) Plans are tax-qualified plan under the Code.

         5.11 EMPLOYEE WITHHOLDING AND REPORTING. Purchaser and Seller agree that they will follow the "standard procedure" set forth in Section 4 of Rev. Proc. 96-60 promulgated by the Internal Revenue Service with respect to reporting of wages and other compensation. Purchaser agrees to furnish Seller's Forms W-2 to Hired Employees to the extent such Forms W-2 are timely forwarded by Seller to Purchaser so that any Legal Requirement for such distribution is satisfied.

         5.12 WITHDRAWAL FROM PLANS . Prior to the Closing Date, Seller shall cause the Subsidiaries to withdraw from any employee benefit plans as defined in Section 3(3) of ERISA or arrangements maintained by Seller or any of its Affiliates in which any of the Subsidiaries is a participating employer as of the Closing Date, in the manner, if any, that such plan or arrangement specifies for withdrawal

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

of a participating employer. Seller shall be liable for any liability, cost or expense which arise as a result of Seller or the Subsidiaries' withdrawal from such plans.

         5.13 EMPLOYMENT - NO THIRD PARTY RIGHTS. Nothing in this Agreement, express or implied, shall confer upon any employee of Seller, Purchaser, the Subsidiaries, or any of their Affiliates or any legal representatives thereof or any collective bargaining agent any rights or remedies, including any right to employment, or continued employment for any specific period. Nothing in this Agreement, express or implied, shall be deemed to confer upon any Person (or any beneficiary) any rights under or with respect to any plan, program, or arrangement described in or contemplated by this Agreement, and each Person (or any beneficiary) shall be entitled to look only to the express terms of any such plan, program, or agreement. Nothing in this Agreement, express or implied, shall create a third-party beneficiary relationship or otherwise confer any benefit, entitlement, or right upon any Person other than the parties to this Agreement and their respective corporate Affiliates.

         5.14 SELLER ASSISTANCE. As soon as practicable after execution of this Agreement, Seller shall provide Purchaser with a download file from Seller's payroll records of the data listed on Schedule 5.14.

         5.15 WARN ACT. Seller shall be responsible for providing notices for any "plant closing" or "mass layoff," as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act"), 29 U.S.C. Section 2101 ET SEQ., up to and including the Closing Date. After the Closing Date, Purchaser or the Subsidiaries shall be responsible for providing notice for any "plant closing" or "mass layoff" to Hired Employees in accordance with the WARN Act.

         5.16 FLEETSHARE EMPLOYEES. Schedule 5.16 lists each employee of the FleetShare Business as of the date of this Agreement (the "FleetShare Employees"). Such Schedule shall be updated as of the date of Closing and as of the date of the termination of the services rendered by Seller under the terms of the Interim Services Agreement relating to the FleetShare Receivables (such date, the "FleetShare Services Termination Date"). Pending the FleetShare Services Termination Date, Seller shall use its best efforts to retain, shall not grant any compensation increase to, and shall not enter into any contract or arrangement for the benefit of any FleetShare Employee other than in the ordinary course of business consistent with Seller's past practices. Effective as of FleetShare Services Termination Date, Purchaser or the Subsidiaries shall offer to employ each FleetShare Employee who is actively at work on the FleetShare Services Termination Date on the terms specified in this Article V. For purposes of applying the provisions of this Agreement to the FleetShare Employees, (a) the FleetShare Employees shall be deemed to be Employees, (b) FleetShare Employees who become employed by Purchaser or either Subsidiary shall become Hired Employees, (c) any former employees of the FleetShare Business shall be deemed to be Former Employees and (d) all references to provisions becoming effective as of the Closing shall become effective with respect to any FleetShare Employee as of the FleetShare Services Termination Date. As soon as practicable after the Subsidiaries have given notice to Seller of the termination of the Services under the Interim Services Agreement that relate to the FleetShare Business, Seller shall provide Purchaser with a download file from Seller's payroll records of the data listed on Schedule 5.14 with respect to all FleetShare Employees.

                                  ARTICLE VI

                             COVENANTS OF PURCHASER

         Purchaser covenants and agrees with Seller as follows:

         6.1 REGULATORY CONDITIONS. To the extent required by any regulatory authority as a condition to approval of the purchase and sale of the Shares or the other transactions contemplated hereby, Purchaser shall take such reasonable action as may be required in order to comply with any such requirement.

         6.2 CERTAIN UNDERSTANDINGS. Purchaser acknowledges that, except as expressly set forth in this Agreement or in any other document or certificate to be delivered by Seller or either Subsidiary or any other party in connection herewith (collectively, the "Transaction Documents"), (a) neither Seller nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Subsidiaries, including but not limited to projections, estimates, budgets, forecasts and other information relating to the Subsidiaries, (b) neither Seller nor any other Person will be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser, or the use of, any such information, and (c) SELLER EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE TANGIBLE ASSETS OF THE BUSINESS. Purchaser acknowledges that, should the Closing occur, Purchaser will acquire the Subsidiaries' businesses without any representation or warranty of any kind, express or implied, except for such representations and warranties as are expressly set forth in this Agreement or in any Transaction Document.

         6.3 COMMONLY-AVAILABLE THIRD PARTY SOFTWARE PROGRAMS. After
Closing, to the extent commonly-available third party Software Programs are installed on computer equipment owned by either of the Subsidiaries which, by the terms of the license related thereto, cannot be transferred to the Subsidiaries, or only may be transferred with additional payments, Purchaser will either license such software programs at Purchaser's expense or delete such software programs from such computer equipment.

         6.4 CONFIDENTIALITY. After the Closing, Purchaser covenants and agrees that all confidential information regarding Seller or any of its Affiliates (other than the Subsidiaries) provided to Purchaser or any of its Representatives by Seller or its Representatives, whether furnished before or after the date of this Agreement, which does not relate to the Business shall be kept confidential by Purchaser and its Representatives. Except with the prior written consent of Seller, neither Purchaser nor its Representatives will disclose any such information. It is expressly understood, however, that the obligations in the preceding sentence shall not apply to any information that was or becomes available to the public on a non-confidential basis or was or becomes available to the public on a non-confidential basis from a third party who is not bound to Seller to keep such information confidential. Upon written request by Seller, Purchaser and its Representatives will promptly deliver to Seller all documents and other matters furnished by Seller containing confidential information which does not relate to the Business together with all copies thereof in the possession of Purchaser or its Representatives.

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

                                   ARTICLE VII

                                MUTUAL COVENANTS

         7.1 CONSUMMATION OF THE TRANSACTIONS. Subject to the terms and conditions of this Agreement, each party hereto shall use its best efforts consistent with applicable Legal Requirements to cause the Closing to occur. AFCC, Seller and the Subsidiaries and each of their respective directors, officers and representatives shall file and agree to cooperate with Purchaser in filing, and Purchaser and its directors, officers and representatives shall, file and agree to cooperate with AFCC, Seller and the Subsidiaries in filing, any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, any court, administrative agency or commission or other Governmental Entities and all third parties as may be required by AFCC, Seller or either Subsidiary, on the one hand, and Purchaser, on the other hand, in connection with the consummation of the transactions contemplated by this Agreement and the performance by the Subsidiaries of the Business after such consummation, and in seeking necessary consultation with and prompt favorable action by any such Governmental Entity or third party.

         7.2 PUBLICITY. The parties hereto agree that, notwithstanding the terms of the Confidentiality Agreement, from the date of the execution and delivery of this Agreement through the Closing, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party hereto without the prior consent of (a) Purchaser in the case of a release or an announcement by AFCC, Seller, the Subsidiaries or any of their Affiliates, or (b) Seller in the case of a release or an announcement by Purchaser (in each case which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance. After the date hereof and prior to Closing, the parties hereto shall not make any comments or statements with respect to the transactions contemplated hereby to any third party (including, without limitation, members of the news media, securities analysts and employees of AFCC, Seller, the Subsidiaries, or any of their Affiliates, or Purchaser or any of its subsidiaries) without the prior consent of Purchaser, on the one hand, or Seller, on the other hand, as the case may be; provided, however, that the provisions of this Section 7.2 shall not apply to communications by Seller or Purchaser to any Governmental Entity in connection with obtaining any consents or approvals required for the consummation of the transactions contemplated hereby or to any other communications pursuant to Section 7.5.

         7.3 ANTITRUST NOTIFICATION. AFCC and Seller shall on the one hand, and Purchaser, on the other, shall, as promptly as practicable, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. AFCC, Seller and the Subsidiaries shall furnish to Purchaser, and Purchaser shall furnish to Seller, such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing or submission which is necessary under the HSR Act. Each of AFCC and Seller shall keep Purchaser reasonably informed, and Purchaser shall keep Seller reasonably informed, of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request.

         7.4 CONFIDENTIALITY PRIOR TO CLOSING. Prior to Closing, the Confidential Agreement shall continue to apply, except to the extent that any of the provisions of the Confidentiality Agreement are inconsistent with this Agreement in which case the terms of this Agreement shall govern and supersede such provisions. In addition, the parties hereto agree not to disclose (without the consent of the other parties under the terms of Section 7.2) the nature and terms of this Agreement to a third party, unless such disclosure is required by law.

         7.5 EMPLOYEE, CUSTOMER, VENDOR AND SUPPLIER NOTIFICATION. From the date hereof through the Closing Date, Seller and the Subsidiaries shall cooperate with Purchaser to jointly notify employees, customers, vendors and suppliers of the Business regarding the pending transactions contemplated under this Agreement in a mutually agreed upon manner, and Seller and the Subsidiaries shall use commercially reasonable efforts to cooperate in Purchaser's efforts to employ the Employees and to negotiate retention agreements with key employees.

         7.6 FURTHER ASSURANCES. From time to time, as and when reasonably requested by another party hereto, a party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further acts or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

         7.7 CURE FOR BREACH BETWEEN PURCHASER AND SELLER OF CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) If any party discovers that, pursuant to Sections 4.3, 4.4 or 4.5, additional assets of the Business should have been transferred to either Subsidiary or additional liabilities should have been assumed by either Subsidiary or by Seller, as the case may be, the party discovering such omission promptly shall notify the other affected parties. A party purportedly in breach of such covenants by its failure to transfer any such asset or assume any such liability relating to such breach shall have an opportunity, in the absence of a Third Party Claim relating to such breach, to cure such omission as provided in this Section 7.7.

         (b) With regard to any asset which was not transferred to either Subsidiary pursuant to Sections 4.3 or 4.4, the absence of which results in any interruption or impairment to the Business that results or could reasonably be expected to result in a Material Adverse Effect (a "Critical Asset"), Seller shall as promptly as possible, and in no event more than five days after receipt of the written notice provided for herein, transfer the Critical Asset to the appropriate Subsidiary. If Seller is unable or unwilling to transfer the Critical Asset to the appropriate Subsidiary within such period, Seller shall, at its own cost and expense, use its utmost best efforts to provide or otherwise arrange for the provision of appropriate replacement assets or services in order to completely remediate the interruption or other impairment resulting from the absence of the Critical Asset.

         (c) With regard to any asset which was not transferred to either Subsidiary pursuant to Sections 4.3 or 4.4, and which is not a Critical Asset, Seller shall as promptly as possible, and in no event more than 30 days after receipt of the written notice provided for herein, transfer such asset to the appropriate Subsidiary. If Seller is unable or unwilling to transfer such asset to the appropriate Subsidiary within such period, Seller shall, at its own cost and expense, use its best efforts to provide or otherwise arrange for the provision of appropriate replacement assets or services to remediate the interruption or other impairment resulting from the absence of the asset.

         (d) If any party discovers that an asset or right, title and interest that should have been listed on Schedule 2.36, was not so listed, the party discovering such omission promptly shall notify the other affected parties. Seller shall, at its own cost and expense, use commercially reasonable efforts to provide or otherwise arrange for the provision of appropriate replacement assets or services to remediate the interruption or other impairment resulting from the absence of the asset or right, title and interest. Purchaser shall take all commercial reasonable efforts to mitigate any damage or loss resulting from such omission.

         (e) With regard to any obligation or liability which was not assumed by either Subsidiary or by Seller, as the case may be, pursuant to Section 4.5, the party notified of such omission shall as promptly as possible, and in no event more than five days after receipt of the written notice provided for herein, cause the obligation or liability to be assumed in accordance with Section 4.5. The party assuming such obligation or liability shall, at its own cost and expense, use its best efforts to satisfy or assume such obligation or liability directly without the other party being obligated to satisfy such obligation or liability.

         (f) Seller shall promptly upon demand reimburse the affected Subsidiary for all reasonable costs and expenses incurred by such Subsidiary in connection with any efforts to remediate the interruption or other impairment resulting from the absence of any asset from Schedule 4.3,
Schedule 4.4 or Schedule 2.36 or from the failure to assume any SPS Retained Liability, and Seller shall indemnify for, and hold the affected Subsidiary harmless from, any Claims arising out of such circumstances.

         (g) If any purported failure to transfer any asset or to assume liability pursuant to Sections 4.3, 4.4 or 4.5 is timely cured in the manner provided in this Section 7.7, in the absence of a third party Claim, there shall be deemed to have been no breach of the covenants contained in Section 4.3, 4.4 or 4.5 or of the representations and warranties affected by such covenants (consisting of those representations and warranties contained in Sections 2.16, 2.20, and 2.36 that represent that the assets transferred are all the assets used primarily to conduct the Business or, in the case of
Section 2.36, all the assets relating to the Business not being transferred) and that, as between Seller and Purchaser, in the absence of a third party Claim, there shall be no additional remedy for such purported breach. If Third Party Claim shall arise out any matter described in this Section 7.7, the parties acknowledge that Purchaser and the Subsidiaries shall have indemnification rights for any such breach in accordance with Article XI.

         7.8 REVENUES AND EXPENSES. The parties intend and agree that (a) all revenue of the Business prior to Closing shall belong to Seller, (b) all revenue of the Business on or after the Closing shall belong to the Subsidiaries, (c) all expenses of the Business that occurred prior to the Closing (other than Taxes) shall be the liability of and shall be timely paid by Seller, including all expenses of the Subsidiaries that occurred prior to the Closing, (d) all expenses of the Business that occurred on or after the Closing (other than Taxes) shall be the liability of and shall be timely paid by the Subsidiaries unless any such expense shall not constitute an Assumed Liability and (e) Seller shall be liable for and shall timely pay all SPS Retained Liabilities. The allocation of Taxes between Seller and Purchaser shall be governed by the provisions of the Tax Cooperation and Indemnification Agreement. In the event either party shall receive revenues of the other, such revenues shall promptly be paid to the other party. In the event one party shall receive invoices for expenses or demands relating to obligations of the other party, such party shall promptly forward such invoices or demands to the other party.

         7.9 POST-CLOSING REIMBURSEMENT FOR YEAR 2000 COSTS. The parties desire to expedite implementation of the Plan and to set forth certain agreements regarding allocation of certain costs and liabilities between them about Year 2000 Date Handling.

         (a) Prior to Closing, Seller covenants to continue to implement the Plan in accordance with the Plan's requirements and time line. After Closing, as part of implementation of the Plan, Seller acknowledges Purchaser intends to conduct additional testing of the systems, applications and equipment of the Business and its interfaces with the customers, vendors and third party trading partners of the Business (the "Post-Closing Testing"). Seller agrees to reimburse Purchaser or the Subsidiaries for all Post-Closing Testing Costs to the extent conducted by Purchaser on or before December 31, 1999 up to $200,000; provided, however, that such reimbursement obligation shall be reduced by any unexpended amount as of the Closing Date of the $550,000 currently budgeted under the Plan for 1999. For purposes of this Agreement, "Post-Closing Testing Costs" shall mean all commercially reasonable project costs incurred by Purchaser or the Subsidiaries to conduct the Post-Closing Testing including, but not limited to, all independent consultant and employee time and related expenses and all Y2K Project Support under the Interim Services Agreement. In the event the Closing is delayed beyond July 1, 1999, Seller agrees to consult with Purchaser to identify and use reasonable commercial efforts to carry out the testing that Purchaser intended to implement as the Post-Closing Testing.

         (b) If the Post-Closing Testing reveals that any additional remediation, re-testing and implementation of remediation plans is necessary for proper Date Handling with respect to the Proprietary Software Programs of Business (the "Post-Closing Remediation"), Purchaser shall be entitled to undertake such Post-Closing Remediation and Seller shall to reimburse Purchaser and the Subsidiaries for all Project Costs relating to such Post-Closing Remediation incurred on or before December 31, 1999. For purposes of this Agreement, "Project Costs" shall mean all commercially reasonable project costs to renovate and remediate the Proprietary Software Products of the Business for proper Date Handling, including all of those relating to the renovation, repair, replacement, re-testing and implementation costs, such as independent consultant and employee time and related expenses and all Y2K Project Support costs incurred under the Interim Services Agreement.

         (c) Purchaser shall report to Seller promptly (i) when, in aggregate, any Post-Closing Remediation Costs exceed $100,000 and/or (ii) when the Post-Closing Testing has been completed. Such reports shall provide in reasonable detail the matters requiring Post-Closing Remediation, the results of the testing and Purchaser's reasonable expectation, based on current information, of additional Post-Closing Remediation Costs.

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

         (d) Purchaser shall notify Seller promptly in the event Purchaser reasonably expects any Post-Closing Remediation project to exceed $50,000 or when a project which was not expected to exceed such amount is revised to be reasonably expected to exceed such amount (a "Critical Remediation"). Within 48 hours of such notice Seller agrees to meet with Purchaser for the purpose of discussing the problem identified, the anticipated means of remediating such problem and an estimate of the Project Costs. Within 24 hours after such meeting, Seller shall notify Purchaser whether Seller consents to the project relating to such Critical Remediation, which consent Seller agrees may not be unreasonably withheld. In the event Seller is unwilling or unable to meet such schedule, Seller waives any rights to object to the Critical Remediation. Purchaser shall be entitled to pursue any Critical Remediation notwithstanding the fact that Seller withholds its consent. However, any disputed matters relating to the Critical Remediation shall be resolved in accordance with Section 7.9(f).

         (e) Each month Purchaser shall provide Seller with a written invoice, specifying in detail the Post-Closing Testing Costs and Project Costs during the preceding month and the total cost therefor. Within 30 days following the date of receipt of each invoice, Seller shall pay to Purchaser any undisputed invoiced amounts.

         (f) Any specific remediation efforts and costs approved in advance by Seller, including those under Section 7.9(d), or those matters as to which Seller has waived its rights, may not be disputed. If Seller disputes any other matters, which disputes shall be limited to the commercial reasonableness of any Post-Closing Remediation, the scope of any Post-Closing Remediation or the amount of any Post-Closing Testing Costs or Project Costs (the matters in dispute, the "Disputed Matters"), Seller shall deliver to Purchaser, within 10 days from the date Seller receives notice of the matter which constitutes the Disputed Matter, a written statement identifying the Disputed Matters and providing a detailed explanation of its objections. If the parties cannot resolve all disputes under this Section 7.9 in a mutually satisfactory manner on or before January 15, 2000, the disputes shall be finally adjudicated by an independent consultant whose business involved Date Handling and who is mutually acceptable to the parties (the "Independent Consultant"). The Independent Consultant will review the Disputed Matters for commercial reasonableness, and shall make such other investigations as the Independent Consultant may deem necessary in order to ascertain the whether such matters were commercially reasonable. Pending the Independent Consultant's final determination, Seller shall pay the amounts not in dispute to Purchaser, subject to any adjustment as required to give effect to the Independent Consultant's final determination. Seller shall pay to Purchaser any amounts determined by the Independent Consultant to be owed with respect to the Disputed Matters. If the Disputed Matters are determined to be substantially correct, Seller shall pay Purchaser all costs incurred in engaging the Independent Consultant. If the Project Costs are not substantially correct, Purchaser shall pay to Seller all costs incurred in engaging the Independent Consultant. For purposes of this Agreement, "substantially correct" shall mean that the amount of the costs invoiced by Purchaser relating to the Disputed Matters varied no more than five percent from the Independent Consultant's final determination of such costs.

         (g) The parties do not intend that the remedies granted to Purchaser and the Subsidiaries in this Section 7.9 to preclude any other remedies that Purchaser or the Subsidiaries may have with respect to improper Date Handling according to the representations and warranties contained in

Section 2.26, but Purchaser and the Subsidiaries agree that Seller shall not be liable twice for the same damages suffered by Purchaser or the Subsidiaries.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         8.1 EACH PARTY'S OBLIGATIONS. The respective obligations of each party hereto to effect the transactions contemplated hereby is subject to the satisfaction or waiver as of the Closing of the following conditions:

         (a) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Entity and no other legal restraint or prohibition preventing consummation of any of the transactions contemplated by this Agreement shall be in effect;

         (b) The waiting period under the HSR Act, if applicable to the transactions contemplated hereunder, shall have expired or been terminated; and

         (c) In all material respects, the parties hereto shall have filed all applications, reports or other documents, given all notices, met all requirements, received all consents and approvals, satisfied any and all conditions of approval and all applicable waiting periods shall have expired in connection with the consummation of the transactions contemplated hereby.

         (d) IBM CONTRACT. Seller shall have extended the term of the IBM Contract (as defined in the Interim Services Agreement) to June 30, 2000 and shall have obtained IBM's consent for the parties to enter into the Master Agreement, and all other conditions precedent to such extension of such term and to the entering into the Master Agreement shall have been satisfied.

         8.2 SELLER'S AND THE SUBSIDIARIES' OBLIGATIONS. The obligations of Seller and the Subsidiaries to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by Seller) as of the Closing of the following additional conditions:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES, COMPLIANCE WITH COVENANTS. The representations and warranties of Purchaser made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Purchaser shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it by the time of the Closing. Purchaser shall have delivered to Seller a certificate dated the Closing Date and signed by an officer of Purchaser confirming the foregoing.

         (b) ABSENCE OF LITIGATION, INJUNCTION. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or Governmental Entity requesting an order, judgment or decree (except those in which Seller is a plaintiff directly or derivatively) which, in the reasonable judgment of Seller, would, if issued, be reasonably likely to restrain or prohibit the consummation of the transactions contemplated hereby or require rescission of this Agreement or such transactions or result in material damages to Seller, and there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or Governmental Entity of competent jurisdiction directing that the transactions contemplated hereby not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal.

         (c) SPECIFIED ITEMS. Purchaser shall have delivered the items to be delivered to Seller pursuant to Section 1.6.

         8.3 PURCHASER'S OBLIGATIONS. The obligations of Purchaser to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by Purchaser) as of the Closing of the following additional conditions:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES, COMPLIANCE WITH COVENANTS. The representations and warranties of Seller and the Subsidiaries made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), and except that the representations and warranties contained in Section 2.36 shall be true and correct in all respects or Seller shall have undertaken in writing to cure any known breaches that are the subject matter of Section 7.7 in accordance with Section 7.7. Except to the extent such covenants relate to the period after Closing, the covenants of the AFCC Group made in this Agreement qualified as to materiality shall have been duly performed, complied with and satisfied, and those not so qualified shall have been duly performed, complied with and satisfied in all material respects, as of the time of the Closing, except that the covenants contained in Sections 4.3, 4.4, and 4.5 shall have been duly performed, complied with and be satisfied in all respects or Seller shall have undertaken in writing to cure any known breaches that are the subject matter of Section 7.7 in accordance with
Section 7.7. The AFCC Group shall have duly performed, complied with and satisfied in all material respects all other agreements and conditions required by this Agreement to be performed, complied with or satisfied by the AFCC Group by the time of the Closing. The AFCC Group shall have delivered to Purchaser a certificate dated the Closing Date and signed by an officer of AFCC, Seller and the Subsidiaries confirming the foregoing.

         (b) ABSENCE OF LITIGATION, INJUNCTIONS. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which Purchaser is a plaintiff directly or derivatively) which, in the reasonable judgment of Purchaser would, if issued, be reasonably likely to restrain or prohibit the consummation of the transactions contemplated hereby or require rescission of this Agreement or such transactions or result in material damages to Purchaser, if the transactions contemplated hereby are consummated, and there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal.

         (c) TERMINATION OF INTRACOMPANY AGREEMENTS. Each Subsidiary shall have terminated each contract, agreement or understanding between any of them, on one hand, and any member of the AFCC Group (other than the Subsidiaries), on the other hand, relating to either Subsidiary or the Business; provided, however, that nothing in this Section 8.3(c) is intended to affect the Transaction Documents.

         (d) INTERCOMPANY DEBTS. At or immediately prior to the Closing, each Subsidiary shall have discharged in full any and all amounts due from such Subsidiary to any member of the AFCC Group and each member of the AFCC Group (other than the Subsidiaries) shall have discharged in full any and all amounts due to each Subsidiary, in each case that are outstanding at the Closing Date.

         (e) SPECIFIED ITEMS. AFCC, Seller and the Subsidiaries shall have delivered the items to be delivered to Purchaser pursuant to Section 1.5.

         (f) CONSENT TO SUBLEASE. Seller shall have taken all actions necessary to receive the consent of NOVUS Credit Services, Inc. as the landlord under the Riverwoods Lease to the Sublease.

         8.4 FRUSTRATION OF CLOSING CONDITIONS. No party to this Agreement may rely on the failure of any condition set forth in this Article VIII if such failure was caused by such party's failure to act in good faith or to use its best efforts to cause the Closing to occur.

                                   ARTICLE IX.

                                   TAX MATTERS

         9.1 TAX MATTERS. Certain tax matters which are the subject matter of the Tax Cooperation and Indemnification Agreement shall be governed by the Tax Cooperation and Indemnification Agreement to be executed by the parties thereto.

                                   ARTICLE X.

                                   TERMINATION

         10.1 TERMINATION EVENTS. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

         (a)      by mutual written consent of the Seller and Purchaser;

         (b) by either Seller or Purchaser if the Closing does not occur on or prior to October 15, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to any party hereto, if it has failed to perform any of its obligations under this Agreement, which failure has resulted in a failure of any of the conditions of Article VIII; or

         (c) by either Seller or Purchaser if any Governmental Entity shall have issued a judgment, order or decree or taken any other action permanently enjoining, restraining or otherwise prohibiting any of the transactions contemplated by this Agreement, and such judgment, order or decree or other action shall have become final and nonappealable.

         10.2 INFORMATION AND CONFIDENTIALITY. In the event of any termination pursuant to this Article X, written notice thereof setting forth the reasons therefor shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein: (a) Purchaser shall return all documents and other materials received from Seller and the Subsidiaries relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and (b) all confidential information received by Purchaser with respect to the business of Seller and the Subsidiaries shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

         10.3 REMEDIES FOR TERMINATION. In the event that this Agreement is terminated due to the intentional breach of a representation, warranty, covenant or condition by the breaching party, then the non-breaching party shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity including the recovery of its actual expenses incurred in the negotiation and execution of this Agreement.

         10.4 ABANDONMENT. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article X, this Agreement shall become void and of no further force or effect, except for the provisions of (a) Section 7.4 relating to confidentiality, (b)
Section 7.2 relating to publicity, (c) this Article X and (d) Section 13.11 relating to certain expenses. In addition, upon termination of this Agreement, Network Services shall promptly change its name to a name that does not include the initials "ADS." Nothing in this Article X shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this

Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                   ARTICLE XI

                                 INDEMNIFICATION

         11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement and in any Schedule or certificate delivered hereto shall survive the Closing for purposes of the other party asserting claims for breaches of such representations and warranties for eighteen months after Closing (except for (a) those representations and warranties contained in Sections 2.1, 2.4, 2.8, 2.9 and 3.2, which shall survive the Closing for any applicable statute of limitations periods and any extensions thereof, (b) the representations and warranties contained in Section 2.36, which shall survive the Closing through June 30, 2000, and (c) the representations and warranties contained in
Section 2.26, which shall survive the Closing through December 31, 1999). The right of a party to indemnification, payment of damages or other remedy based on a breach of the representations or warranties contained herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) by such party at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation or warranty. The waiver of any condition based on the accuracy of any representation or warranty will not affect the right to indemnification, payment of damages or other remedy based on such representations or warranties.

         11.2 INDEMNIFICATION BY SELLER. Upon the terms and subject to the conditions of this Article XI, Seller shall indemnify Purchaser, the Subsidiaries, their Affiliates and each of their respective officers, directors, employees and agents against and hold them harmless from any losses, liabilities, claims, damages or expenses (including costs of investigation and defense and reasonable legal fees and expenses) whether or not involving a third-party claim (collectively, "Claims") suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of (a) any and all obligations and liabilities, secured or unsecured, whether absolute, accrued, contingent or otherwise, whether known or unknown and whether or not due ("Liabilities") of Seller or the Subsidiaries other than the Assumed Liabilities; (b) any breach of, or inaccuracy in, any representation or warranty of Seller or Subsidiaries in this Agreement (without giving effect to any supplement to the Schedules to this Agreement) or any certificate, instrument or other document delivered pursuant hereto or in connection herewith; (c) any breach of any covenant of Seller or, with respect to the period prior to the Closing, the Subsidiaries, contained in this Agreement; (d) any exercise or attempt to exercise any right of refusal or similar right with respect to the sale of the Subsidiaries, the Business or any portion thereof, including but not limited to any such right described on Schedule 2.2; or (e) any claim of a breach of a software license agreement as a result of the hiring of the FleetShare Employees by the Subsidiaries.

         11.3 INDEMNIFICATION BY PURCHASER. Upon the terms and subject to the conditions of this Article XI, Purchaser shall indemnify Seller and each of its officers, directors, employees and agents against and hold them harmless from any Claims suffered or incurred by any such indemnified party arising from, relating to or otherwise in respect of (a) the operations of the Subsidiaries to the extent such Claims relate to an occurrence on or after the Closing Date (except to the extent such Claims are not Assumed Liabilities); and (b) any breach of, or inaccuracy in, any representation or warranty of Purchaser contained in this Agreement (without giving effect to any supplement to the Schedules to this Agreement) or any certificate, instrument or other document delivered pursuant hereto or in connection herewith.

         11.4 CONDITIONS OF INDEMNIFICATION RELATING TO THIRD PARTY CLAIMS. Subject to the provisions of this Article XI, the obligations and liabilities of Seller, in the case of Section 11.2(a), (b), (d) and (e) and the Purchaser, in the case of Section 11.3(b), with respect to Claims made by or against third parties ("Third Party Claims"), shall be subject to the following terms and conditions:

         (a) The Person to whom such Third Party Claim relates (the "Indemnified Party") will give the party from which indemnity is sought hereunder (the "Indemnifying Party") prompt notice of such Third Party Claim, which notice in any event shall be given to the Indemnifying Party within 10 days of the Indemnified Party first becoming aware of the facts and circumstances that form the basis of such Third Party Claim; provided that the omission so to promptly notify the Indemnifying Party with respect to a Third Party Claim brought against or sought to be collected from such Indemnified Party will not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under Section 11.2 or 11.3 except to the extent that such failure has materially prejudiced such Indemnifying Party with respect to the defense of such Third Party Claim. The Indemnifying Party shall have the right to control the defense of any such Third Party Claim. Except as otherwise provided herein, the Indemnified Party shall have the right to participate in (but not control) the defense of any Third Party Claim and to retain its own counsel in connection therewith, but the fees and expenses of any such counsel for the Indemnified Party shall be borne by the Indemnified Party.

         (b) If the Indemnifying Party, within a reasonable time after notice of any such Third Party Claim, fails to assume the defense thereof, the Indemnified Party shall (upon a subsequent 10 days' notice to the Indemnifying Party) have the right to undertake the defense or, with the consent of the Indemnifying Party, to undertake a compromise or settlement of such Third Party Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Third Party Claim at any time prior to the settlement, compromise or final determination thereof. The Indemnifying Party shall not be liable for any compromise or settlement of a Third Party Claim effected without its written consent. During any period when the Indemnifying Party is contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay, compromise or settle such Third Party Claim without the Indemnifying Party's consent; provided that the Indemnified Party may nonetheless pay, compromise or settle such Third Party Claim without such consent during such period, in which event it shall, automatically and without any further action on its part, waive any right (whether or not pursuant to this Agreement) to indemnity in respect of all losses, liabilities, damages or expenses relating to such Third Party Claim. If the Indemnifying Party shall defend any such Third Party Claim until such Third Party Claim shall be adjudicated by order, decree, ruling or other action, then the Indemnifying Party shall have the right, in the exercise of its exclusive discretion, to determine whether or not to appeal such adjudication.

         (c) Anything in this Section 11.4 to the contrary notwithstanding, the Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be withheld unreasonably or delayed), settle or compromise any Third Party Claim or consent to the entry of any judgment which imposes any future obligation on the Indemnified Party or which does not include as an unconditional term thereof the giving by the claimant and or plaintiff to the Indemnified Party a release from all liabilities in respect of such Third Party Claim; provided that, whether or not such a release is required to be obtained, the Indemnifying Party shall remain liable to such Indemnified Party in accordance with Section 11.2 or 11.3 in the event that a Third Party Claim is subsequently brought against or sought to be collected from such Indemnified Party.

         (d) The Indemnified Party shall, and shall cause its Affiliates to, provide the Indemnifying Party with such assistance (without charge) as may reasonably be requested by the Indemnifying Party in connection with any indemnification or defense provided for herein, including, without limitation, providing the Indemnifying Party with such information, documents and records and reasonable access to the services of and consultations with such personnel of the Indemnified Party or its Affiliates as the Indemnifying Party shall deem necessary (provided that such access shall not unreasonably interfere with the performance of the duties performed by or responsibilities of such personnel).

         (e) The indemnification required by Section 11.2 or 11.3, as the case may be, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills with reasonable documentation are received or Claims are actually incurred.

         11.5 CONDITIONS OF INDEMNIFICATION RELATING TO CLAIMS THAT ARE NOT THIRD PARTY CLAIMS. In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 11.2 or 11.3 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, to the extent not otherwise cured pursuant to
Section 7.7, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party within the applicable time period specified in Section 11.1. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under Section 11.2 or 11.3 except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced by such failure. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party agree to proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute will be resolved in accordance with Article XII.

         11.6 LIMITATIONS ON INDEMNIFICATION. Any Claim brought under Section 11.2(b) or Section 11.3(b) is subject in each case to the following limitations and restrictions:

         (a) Claims may not be asserted any time after 11:59 p.m. on the date on which a claim for a breach of the related representation and warranty terminates as established in Section 11.1. A claim for indemnification for which notice was given pursuant to Section 11.1 prior to the end of such period shall survive until such claim is fully and finally determined.

         (b) Claims made pursuant to Section 11.2(b) will be paid only to the extent they exceed $2,000,000 (the "Seller's Basket"); provided, however, that (i) once Seller's Basket has been exceeded, all amounts back to the first dollar of claims shall be recoverable (ii) and the aggregate amount recoverable pursuant to Section 11.2(b) shall in no event exceed $50,000,000.

Notwithstanding anything to the contrary in this Article XI, the limitations and restrictions in this Section 11.6(b) shall not apply to any breach of the representations and warranties contained in Sections 2.8 and 2.9 of this Agreement.

         (c) Claims made pursuant to Section 11.3(b) will be paid only to the extent they exceed $2,000,000 (the "Purchaser's Basket"); provided, however, that (i) once Purchaser's Basket has been exceeded, all the amounts back to the first dollar of claims shall be recoverable and (ii) the aggregate amount recoverable pursuant to Section 11.3(b) shall in no event exceed $50,000,000.

         (d) The limitations contained in Sections 11.6(b) and 11.6(c) shall not apply to any breach of a representation or warranty to the extent the Person making such warranty had knowledge of such breach at any time prior to the date on which such representation and warranty is made.

         (e) Each Claim shall be reduced by the amount of any insurance proceeds actually received in connection with such Claim. Each party covenants to exercise its reasonable commercial efforts to collect insurance proceeds under applicable insurance policies that are then in force if and to the extent that such Claim relates to an event covered by such insurance policies.

         (f) The representations and warranties of Seller and the Subsidiaries specifically enumerated in Section 11.2(b) for purposes of determining whether a breach thereof has occurred that may entitle Purchaser or any other Person to recover for any Claim under Section 11.2(b) shall not be deemed qualified by any references to materiality (or variations thereof) contained therein and any breaches thereof shall be determined without regard to whether such breach constitutes a Material Adverse Effect.

         (g) Following the Closing, the remedies provided in this Article XI shall be the sole recourse of all parties hereto for all Claims relating to breaches of representations and warranties, other than as may be provided for elsewhere in this Agreement and other than for the willful misconduct of Purchaser or Seller related to or arising, directly or indirectly, out of this Agreement or the transactions contemplated hereby.

         (h) Notwithstanding anything herein to the contrary, if a matter which constitutes a breach of any representation or warranty by Seller or (before Closing) either Subsidiary also meets the definition of a SPS Retained Liability, then any limitations or restrictions imposed by this
Section 11.6 shall not be applicable to a claim against Seller for any such SPS Retained Liability.

         (i) All Claims described in Section 5.3 shall be governed by the provisions of Article V and not by the provisions of this Article XI except to the extent Article XI is expressly referenced. All Claims covered by the Tax Cooperation and Indemnification Agreement shall be governed by the provisions of such Tax Cooperation and Indemnification Agreement, and not by the provisions of this Article XI.

                                   ARTICLE XII
                                DISPUTE RESOLUTION

         12.1 NEGOTIATION. In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or the breach thereof, the parties hereto shall use their reasonable best efforts to settle the dispute, claim, question, or disagreement. To this effect, a party who is involved in the dispute shall provide written notice to the other parties hereto, specifying in reasonable detail the factual background of the dispute and the basis for the party's claim. Thereafter, the parties shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to the parties. If the parties do not reach such solution within a period of sixty
(60) days, then the dispute will be handled according to Section 12.2 below.

         12.2 MEDIATION. If any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof cannot be settled according to Section 12.1 above, the parties agree to endeavor first to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to any other remedy.

         12.3 PROVISIONAL REMEDIES. Notwithstanding anything to the contrary in this Article XII, either party may seek from a court any interim or provisional relief that is necessary to protect the rights or property of that party.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 NO THIRD-PARTY BENEFICIARIES. Except as otherwise provided in
Article XI which is for the benefit of, and enforceable by, the Indemnified Parties, this Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         13.2 AMENDMENT OR WAIVER. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

         13.3 HEADINGS. The headings contained in this Agreement, or in any exhibit or schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         13.5 ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto (including by operation of law in connection with a merger, or sale of substantially all the assets, or any dissolution, of any party hereto) without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that Purchaser may assign its rights hereunder, in whole or in part, to an Affiliate of the Purchaser without the prior written consent of any party hereto; PROVIDED FURTHER, however, that no assignment shall limit or affect the assignor's obligations hereunder. Any attempted assignment in violation of this Section 13.5 shall be void.

         13.6 NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  if to Seller, or the Subsidiaries (before Closing)

                                    SPS Payment Systems, Inc.
                                    2500 Lake Cook Road
                                    Riverwoods, IL  60015
                                    Telecopy No:  (847) 405-4952
                                    Attention:  General Counsel

                           with a copy to:

                                    Associates First Capital Corporation
                                    250 E. Carpenter Freeway
                                    Irving, Texas 75065
                                    Telecopy No.:  (972) 652-7123
                                    Attention:  General Counsel

                           if to Purchaser, or the Subsidiaries (after Closing)

                                    Alliance Data Systems Corporation
                                    17655 Waterview Parkway
                                    Dallas, Texas 75252
                                    Telecopy No.: (972) 348-4534
                                    Attention: President, Network Services
                                               Division

                           with copies to:

                                    Alliance Data Systems Corporation
                                    800 Techcenter Drive
                                    Gahanna, Ohio 43230
                                    Telecopy No.: (614) 729-4949
                                    Attention:  General Counsel
or such other address as any party may from time to time specify by written notice to the other parties hereto.

         13.7 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, together with the letter agreement from AFCC executed in connection with the execution of this Agreement (the "AFCC Letter") and the Confidentiality Agreement and all other documents or certificates executed by the Parties in connection herewith and therewith contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter.

         13.8 SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability.

         13.9 SCHEDULES. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, including each representation and warranty to which it may relate, but inclusion therein shall expressly not be deemed to constitute an admission by Seller or Purchaser, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.

         13.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to any conflicts of laws principles.

         13.11 EXPENSES. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by Seller and the Subsidiaries shall be paid by Seller (and not the Subsidiaries) and all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by Purchaser shall be paid by Purchaser.

         13.12 REMEDIES FOR BREACH. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including injunctive relief, specific performance or other equitable remedies in addition to all of the remedies provided under this Agreement or available to the parties under this Agreement at law or in equity. Subject to the provisions of Article XII, no remedy made available by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity.

                [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                           SPS PAYMENT SYSTEMS, INC.

                                           By: /S/ R. L. ROBINSON
                                              ----------------------------
                                           Name: R. L. Robinson
                                           Title:  President

                                           ALLIANCE DATA SYSTEMS CORPORATION

                                           By: /S/ MICHAEL BELTZ
                                              ----------------------------
                                           Name: Michael Beltz
                                           Title:  Executive Vice President

                                           SPS COMMERCIAL SERVICES, INC.



                                           By: /S/ STEPHEN W. MAXWELL
                                              ----------------------------
                                           Name:    Stephen W. Maxwell
                                           Title:  President

                                           ADS NETWORK SERVICES, INC.


                                           By: /S/ STEPHEN W. MAXWELL
                                              ----------------------------
                                           Name: Stephen W. Maxwell
                                           Title:  President


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                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
            AMONG SPS PAYMENT SYSTEMS, INC., ALLIANCE DATA SYSTEMS
                  CORPORATION, SPS COMMERCIAL SERVICES, INC.
                        AND ADS NETWORK SERVICES, INC.

         This First Amendment to Stock Purchase Agreement, dated as of July 12, 1999 (this "Amendment"), is by and among SPS Payment Systems, Inc., a Delaware corporation ("Seller"), Alliance Data Systems Corporation, a Delaware corporation ("Purchaser"), SPS Commercial Services, Inc., a Delaware corporation ("Commercial Services"), and ADS Network Services, Inc., a Delaware corporation ("ADS Network").

         WHEREAS, on June 8, 1999, the parties to this Amendment entered into a Stock Purchase Agreement (the "Original Agreement");

         WHEREAS, the parties have determined to establish 12:01 a.m. July 1, 1999 as the effective time (the "Effective Time") for the transactions contemplated by the Original Agreement for purposes of allocating revenue and expenses among the parties (but not for purposes of otherwise allocating risk and responsibility for any other benefits or Liabilities relating to operation of the Business prior to the Closing, for example, for the right to indemnification against third party claims for operation of the Business), and therefore desire to amend the Original Agreement as set forth below;

         NOW THEREFORE, for and in consideration of the mutual covenants contained in this Amendment, the parties agree to the following amendments to the Original Agreement:

1. Defined terms used in this Amendment shall have the meanings set forth for such terms in the Original Agreement, except where the context herein requires otherwise.

2. Section 1.2 of the Original Agreement shall be deleted and the following shall replace Section 1.2 in its entirety: "1.2 PAYMENT OF PURCHASE PRICE Section 1.2 of the Original Agreement shall be deleted and the following shall replace Section 1.2 in its entirety:

              1.2 PAYMENT OF PURCHASE PRICE. On July 13, 1999, Purchaser shall deliver to Seller by electronic wire transfer to a bank account designated in writing by Seller at least two business days prior to the Closing Date, in immediately available funds, the sum of $169,000,000, together with interest thereon at an annual rate of 5.8% from July 1, 1999 through July 13, 1999, subject to adjustment as specified in Section 1.3 below (as adjusted, the "Purchase Price"). The parties acknowledge that the Purchase
         Price specified has been reduced by $1,000,000 to pay an intercompany debt owed by Seller to Commercial Services as required by Section 8.3(d)."

3. Section 1.3(a) of the Original Agreement shall be revised by deleting the phrase "Closing Date" in the first and third sentences and substituting the phrase "Effective Time" so that Section 1.3(a) shall read in its entirety as follows:

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

                  "(a) PREPARATION OF CLOSING BALANCE SHEET. As soon as practicable following the Closing Date, but in no event later than 30 days after the Closing, Seller shall deliver to Purchaser a balance sheet of the Business as of the Effective Time (the "Closing Balance Sheet") prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied without giving effect to the transfer of assets to the Subsidiaries or the sale of Stock contemplated by this Agreement. The Closing Balance Sheet or explanatory notes shall identify as separate items the following: (i) the value of the Inventory (as hereinafter defined) and (ii) the value of the FleetShare Accounts Receivable (as hereinafter defined) and all allowances for doubtful accounts relating thereto. The Closing Balance Sheet shall be accompanied by a certificate signed by an officer of Seller certifying (i) that as of December 31, 1998, $3,919,487 was the amount of the FleetShare Accounts Receivable net of all reserves, (ii) the reserves for the FleetShare Accounts Receivable as of that date represented 1.047% of the FleetShare Accounts Receivable, (iii) that as of December 31, 1998, $844,648 was the amount of the Inventory of the Business, and (iv) that the Closing Balance Sheet and the certification of the FleetShare Accounts Receivable and the Inventory described in
         (i) and (iii) of this sentence: (x) were prepared in accordance with GAAP consistently applied, subject to normal recurring year end adjustments (which will not individually or in the aggregate have a Material Adverse Effect (as hereinafter defined)) and the absence of notes and (y) fairly reflects the assets and liabilities of the Business as of December 31, 1998 or the Effective Time, respectively. In the event that Purchaser shall disagree with amounts specified on the Closing Balance Sheet for the FleetShare Accounts Receivable, reserves related thereto or the Inventory, Purchaser shall notify Seller of the matters with which it disagrees within 15 days of Purchaser's receipt of the Closing Balance Sheet and the parties shall use their best efforts to promptly resolve any differences. If the parties are unable to resolve any disagreements that they may have within 30 days following Purchaser's giving of notice of its disagreement to Seller, then Seller and Purchaser shall use the dispute resolution mechanism established in Article XII."

4. Section 1.4 of the Original Agreement shall be deleted and the following shall replace Section in its entirety:

                  "1.4 CLOSING. Upon the terms and subject to the conditions hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place at Dallas, Texas on July 12, 1999, unless the parties receive a second request under the terms of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in which case the Closing shall be at such other place and/or time as Seller and Purchaser may agree (the "Closing Date")."

5. The first sentence of Section 2.30 of the Original Agreement shall be revised by deleting the phrase "Closing Date" and substituting the phrase "Effective Time" so that Section 2.30 shall read in its entirety as follows:

         "Schedule 2.30 (which, upon the agreement of the parties, may be delivered in commonly readable electronic format) contains a complete and accurate list of all accounts receivable of Seller and each Subsidiary relating to the FleetShare Business (collectively, the "FleetShare Accounts Receivable") as of April 30, 1999 and as of the Effective Time, the later of which shall be delivered as of a date that is no more than two days prior to

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

         the Closing Date, which list sets forth the aging of such FleetShare Accounts Receivable."

6. Sections 4.3 through 4.5 of the Original Agreement shall be deleted and the following shall replace such Sections in their entirety:

                  "4.3 ASSETS OF ADS NETWORK. On the Closing Date, but effective as of the Effective Time, Seller shall transfer to ADS Network all of Seller's rights, title and interest in each of assets listed in Schedule 4.3; provided, however, Purchaser may direct Seller to transfer all or part of the assets listed in Schedule 4.3 to Commercial Services, and Seller shall comply with such directions unless Seller has previously transferred the relevant assets to ADS Network or the transfer of the assets as directed will have a material adverse effect on Seller.

                  "4.4 ASSETS OF COMMERCIAL SERVICES. On or before the Closing Date, but effective as of the Effective Time, each of the assets listed in Schedule 4.4 will be among the assets of Commercial Services, and after the Closing Date, but effective as of the Effective Time, Seller shall have no further right, title or interest in such assets; provided, however, if any such assets are not owned by Commercial Services at the time this Agreement is executed, Purchaser may direct Seller to transfer all or part of such assets to ADS Network, unless Seller has previously transferred the relevant assets to Commercial Services or the transfer of the assets as directed will have a material adverse effect on Seller.

                  "4.5 ASSUMED LIABILITIES. On or before the Closing Date, but effective as of the Effective Time, ADS Network shall assume the obligations of Seller relating to the Network Services Business to the extent, and only to the extent, (a) listed on Schedule 4.5(a) (collectively, the "ADS Network Assumed Obligations") or (b) provided in the Tax Cooperation and Indemnification Agreement. On or before the Closing Date, but effective as of the Effective Time, pursuant to an assumption agreement substantially in the form attached hereto as Exhibit E (the "Assumption Agreement"), Commercial Services shall assign to Seller and Seller shall assume all obligations and liabilities, known or unknown, of Commercial Services other than the obligations of Commercial Services listed on Schedule 4.5(b) (the obligations retained by Commercial Services, the "Commercial Services Retained Obligations"; and the ADS Network Assumed Obligations and the Commercial Services Retained Obligations collectively, the "Assumed Liabilities"). Neither Seller nor either Subsidiary shall cause or permit either Subsidiary to assume or incur any obligation or liability other than the ADS Network Assumed Obligations and the Commercial Services Retained Obligations. On or before the Closing Date, but effective as of the Effective Time, Seller shall retain or assume all obligations and liabilities associated with the Business other than the Assumed Liabilities (collectively, the "SPS Retained Liabilities")."

7. Section 7.8 of the Original Agreement shall be deleted and the following shall replace Section 7.8 in its entirety:

                  "7.8 REVENUES AND EXPENSES. The parties intend and agree that effective after the Closing (a) all revenue of the Business prior to the Effective Time shall belong to Seller, (b) all revenue of the Business on or after the Closing Date shall belong to the Subsidiaries, (c)

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

all revenues of the Business that are the result of Interim Operations, as hereinafter defined, reduced by any Interim Period Tax Burden, as hereinafter defined, and increased by any Interim Period Tax Benefit, as hereinafter defined, will be deemed to belong to and shall be paid over to the Subsidiaries, (d) all expenses of the Business that occurred prior to the Effective Time (other than Taxes, which shall be allocated based upon the Closing Date and governed by the Tax Cooperation and Indemnification Agreement) shall be the liability of and shall be timely paid by Seller, including all expenses of the Subsidiaries that occurred prior to the Effective Time, (e) all expenses of the Business that occurred on or after the Effective Time (other than Taxes, which shall be allocated based upon the Closing Date and governed by the Tax Cooperation and Indemnification Agreement), shall be the liability of and shall be timely paid by the Subsidiaries unless any such expense shall not constitute an Assumed Liability, provided that the Subsidiaries shall not be responsible for and shall not pay costs and expenses incurred during the Interim Period, as hereinafter defined, outside of the ordinary course of the conduct of the Business, including without limitation any costs and expenses related to the transactions contemplated by this Agreement, and (f) Seller shall be liable for and shall timely pay all SPS Retained Liabilities. For the limited purpose of determining the Interim Period Tax Burden and any Interim Period Tax Benefit, the taxable income or loss of the Business for the Interim Period that are the result of Interim Operations ("Interim Period Results") and the Taxes for the Interim Period that are the result of Interim Operations shall be determined by application of the principles set forth in
Section 2.2(c) of the Tax Cooperation and Indemnification Agreement, as reasonably interpreted and applied by the parties; provided that any income taxes included in calculating the Interim Period Tax Burden and any Interim Period Tax Benefit shall be determined by multiplying the Interim Period Results by the highest marginal corporate income Tax rate in effect for such Interim Period. Except for the limited purpose of determining the Interim Period Tax Burden and any Interim Period Tax Benefit, the allocation of Taxes between Seller and Purchaser shall be governed by the provisions of the Tax Cooperation and Indemnification Agreement. For purposes of this Section 7.8, "Interim Operations" means the ordinary and necessary operations of the Business during the Interim Period and shall not include any transactions or occurrences outside of the ordinary course of the conduct of the Business; "Interim Period" means the period commencing with the Effective Time and ending on the Closing Date; "Interim Period Tax Burden" means any Taxes allocated to the Interim Period pursuant to this Section 7.8; and "Interim Period Tax Benefit" means any reduction in Taxes realized by Seller or any of its Affiliates as a result of net losses incurred from Interim Operations. For purposes of allocating revenues and expenses for the Interim Period, the parties intend that (a) any expenses for such period that are described as services to be provided by Seller to the Subsidiaries after the Closing under the terms of the Interim Services Agreement shall be calculated using the pricing for such services under the Interim Services Agreement; for example, notwithstanding that the Riverwoods Lease, the Sublease and the Interim Services Agreement are entered into effective as of the Closing Date, expenses for use of the premises under the Riverwoods Lease and the Sublease shall be for the account of the Subsidiaries from the Effective Time and such expenses shall be calculated using the amounts set forth for such services in the Interim Services Agreement, and (b) notwithstanding that the Subsidiaries are, under the terms of Article V, not hiring the Active Employees and are not responsible for certain benefits with respect to Hired Employees until the Closing Date, employee and employee benefit expenses, such as payroll and other costs of employee benefits, of Seller from the Effective Time for Employees who become Hired Employees shall be for the account of the Subsidiaries. In the event either party shall receive revenues of the other, such revenues shall promptly be paid to the other party. In the event one party shall receive invoices for expenses or

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

demands relating to obligations of the other party, such party shall promptly forward such invoices or demands to the other party."

8. The third sentence of Section 7.9(a) of the Original Agreement shall be revised by deleting the phrase "Closing Date" and substituting the phrase "Effective Time" so that the third sentence of Section 7.9(a) reads in its entirety as follows:

         "Seller agrees to reimburse Purchaser or the Subsidiaries for all Post-Closing Testing Costs to the extent conducted by Purchaser on or before December 31, 1999 up to $200,000; provided, however, that such reimbursement obligation shall be reduced by any unexpended amount as of the Effective Time of the $550,000 currently budgeted under the Plan for 1999."

9. Section 8.1(d) of the Original Agreement shall be deleted and the following shall replace Section 8.1(d) in its entirety:

                  "(f) IBM CONTRACT. Seller shall have extended the term of the IBM Contract (as defined in the Interim Services Agreement) to June 30, 2000, and all other conditions precedent to such extension of such term and to the entering into of the Master Agreement shall have been satisfied."

10. Section 8.3(d) of the Original Agreement shall be deleted and the following shall replace Section 8.3(d) in its entirety:

                           "(d) INTERCOMPANY DEBTS. At or immediately prior to the Closing, but effective prior to the Effective Time, each Subsidiary shall have discharged in full any and all amounts due from such Subsidiary to any member of the AFCC Group and each member of the AFCC Group (other than the Subsidiaries) shall have discharged in full any and all amounts due to each Subsidiary, in each case that are outstanding at the Closing Date. The parties acknowledge that the $1,000,000 intercompany debt owed by Seller to Commercial Services has been satisfied by the reduction of the Purchase Price referred to in
         Section 1.2 as amended hereby."

11. Section 11.2 of the Original Agreement shall be amended by deleting the word "or" in front of subpart "(e)" and inserting the following phrase at the end of the sentence "or (f) any failure to obtain the consent of IBM to the terms of the Master Agreement."

12. Exhibit E shall be amended to make the Assumption Agreement effective as of the Effective Time as shown on the attached revised Exhibit E.

13. In all other respects, the Original Agreement shall remain in full force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their respective behalf, by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                       SPS PAYMENT SYSTEMS, INC.


                                       By: /S/ Richard L. Robinson
                                          ------------------------
                                       Name: Richard L. Robinson
                                       Title: President


                                       ALLIANCE DATA SYSTEMS CORPORATION


                                       By: /S/ Michael Beltz
                                          ------------------
                                       Name: Michael Beltz
                                       Title: Executive Vice President


                                       SPS COMMERCIAL SERVICES, INC.


                                       By: /S/ Steve Maxwell
                                          ------------------
                                       Name: Steve Maxwell
                                       Title: President


                                       ADS NETWORK SERVICES, INC.


                                       By: /S/ Steve Maxwell
                                          ------------------
                                       Name: Steve Maxwell
                                       Title:  President

                              ASSUMPTION AGREEMENT

         This Assumption Agreement (the "Agreement") is entered into as of July 12, 1999, by and between SPS Payment Systems, Inc., a Delaware corporation ("SPS"), and SPS Commercial Services Inc., a Delaware corporation and a wholly-owned subsidiary of SPS ("Commercial Services").

         WHEREAS, SPS and Commercial Services are parties to that certain Stock Purchase Agreement, dated June 8, 1999, by and among SPS, Commercial Services, ADS Network Services, Inc. and Alliance Data Systems Corporation (the "Stock Purchase Agreement");

         WHEREAS, the Stock Purchase Agreement requires that Commercial Services and SPS execute and deliver this Agreement at the Closing of the Stock Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. Capitalized terms not otherwise defined in this Agreement will have the respective definitions set forth in the Stock Purchase Agreement.

2. ASSIGNMENT. Commercial Services hereby assigns to SPS effective as of 12:01 a.m. July 1, 1999 (the "Effective Time") all of Commercial Services' right, title and interest in and to all obligations and liabilities of Commercial Services, except for those listed in the attached Exhibit A (such assigned obligations and liabilities, the "SPS Assumed Liabilities").

3. ACCEPTANCE OF ASSIGNMENT BY SPS; PERFORMANCE. SPS hereby accepts the assignment from Commercial Services of the SPS Assumed Liabilities. Effective as of the Effective Time, SPS hereby agrees to perform and discharge all such obligations and liabilities, when and as the same become due.

4. AMENDMENT . No amendment, modification or waiver in respect to this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

5. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES . This Agreement, including the documents referred to herein, (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter, and (b) is not intended to confer upon any Person other than the parties hereto (and their permitted assigns) any rights or remedies.

6. ASSIGNMENT . Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other party hereto; provided, however, that Commercial Services may assign its rights hereunder, in whole or in part, to ADS Alliance Data Systems, Inc. or any of its Affiliates without the prior written consent of SPS. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

7. GOVERNING LAW . This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to any conflicts of law principles.

8. IN WITNESS WHEREOF, SPS and Commercial Services have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, as of the date first written above.

                                        SPS PAYMENT SYSTEMS, INC.



                                        By:
                                           ----
                                           Name:
                                           Title:



                                        SPS COMMERCIAL SERVICES, INC.



                                        By:
                                           ----
                                        Name:
                                        Title:

                                    EXHIBIT A
                   to the Assignment and Assumption Agreement
                       between SPS and Commercial Services

                    EXCEPTION TO THE SPS ASSUMED LIABILITIES

The SPS Assumed Liabilities consist of all obligations and liabilities of SPS Commercial Services, Inc., EXCEPT the following:

         (a) the obligations and liabilities of SPS Commercial Services, Inc. for the period after July 12, 1999 (the "Closing Date") to perform under the following contracts:

                         Alliance Energy Corp. FleetShare Agreement
                         A. T. Williams FleetShare Agreement
                         East Coast Oil Corp. FleetShare Agreement
                         Farm Stores, Inc. FleetShare Agreement
                         Fas Mart Convenience Stores, Inc. FleetShare Agreement Gate Petroleum Company FleetShare Agreement
                         Junior Food Stores, Inc. FleetShare Agreement
                         Lil Champ Food Stores, Inc. FleetShare Agreement Murphy Oil USA, Inc. FleetShare Agreement
                         Summit Oil FleetShare Agreement
                         Volta Oil Co. FleetShare Agreement
                         Phillips 66 Company FleetShare Agreement
                         Thornton Oil Corporation FleetShare Agreement

                  ; provided, however, that the FleetShare Receivables and revenues and expenses relating to such contracts shall be for the account of SPS Commercial Services, Inc. as of 12:01 a.m. July 1, 1999.

         (b) all other liabilities and obligations for the period after the Closing Date with respect to the operation of the FleetShare Business except for the FleetShare Employees.